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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

ALLEGHENY TECHNOLOGIES INCORPORATED
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(Name of Person(s) Filing Proxy Statement)

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1000 Six PPG Place
Pittsburgh, PA 15222-5479

March 19, 2007

To our Stockholders:

We are pleased to invite you to attend the 2007 Annual Meeting of Stockholders. The meeting will be held at 11:00 a.m., Eastern Time, on Wednesday, May 2, 2007, in the Grand Ballroom, 17th Floor, Omni William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania 15219. The location is accessible to disabled persons.

This booklet includes the notice of meeting as well as the Company’s Proxy Statement. Enclosed with this booklet are the following:

•	Proxy or voting instruction card (including instructions for telephone and Internet voting), and

•	Proxy or voting instruction card return envelope (postage paid if mailed in the U.S.)

A copy of the Company’s Annual Report for the year 2006 is also enclosed.

Your Board of Directors recommends that you vote:

(1)	FOR the election of the three nominees named in this Proxy Statement (Item A);

(2)	FOR approval of the 2007 Incentive Plan (Item B);

(3)	FOR the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent auditors for 2007 (Item C); and

(4)	AGAINST a stockholder proposal regarding sustainability reporting (Item D).

This Proxy Statement also outlines many of the corporate governance practices at ATI, discusses our compensation practices and philosophy, and describes the Audit Committee’s recommendation to the Board regarding our 2006 financial statements. We encourage you to read these materials carefully.

We urge you to vote promptly, whether or not you expect to attend the meeting.

If you are a stockholder of record and plan to attend the meeting, please mark the appropriate box on the proxy card, or enter the appropriate information by telephone or Internet, so that we can send your admission ticket to you before the meeting.

We look forward to seeing as many of you as possible at the 2007 Annual Meeting.

Sincerely,

L. Patrick Hassey
Chairman, President and Chief Executive Officer

ALLEGHENY TECHNOLOGIES INCORPORATED

Notice of Annual Meeting of Stockholders

Meeting Date:	Wednesday, May 2, 2007

Time:	11:00 a.m., Eastern Time

Place:	Grand Ballroom 17th Floor Omni William Penn Hotel 530 William Penn Place Pittsburgh, Pennsylvania 15219

Record Date:	March 5, 2007

Agenda

1) Election of three directors;

2) Approval of the 2007 Incentive Plan;

3) Ratification of the appointment of Ernst & Young LLP as independent auditors for 2007;

4) Vote on stockholder proposal regarding sustainability reporting; and

5) Transaction of any other business properly brought before the meeting.

Stockholder List

A list of stockholders entitled to vote will be available during business hours for 10 days prior to the meeting at the Company’s executive offices, 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222-5479, for examination by any stockholder for any legally valid purpose.

Admission to the Meeting

Holders of Allegheny Technologies stock or their authorized representatives by proxy may attend the meeting. If you are a stockholder of record and you plan to attend the meeting, you may obtain an admission ticket from us by mail by checking the box on the proxy card indicating your planned attendance and returning the completed proxy card promptly, or by entering the appropriate information by telephone or the Internet. If your shares are held through an intermediary such as a broker or a bank, you should present proof of your ownership at the meeting. Proof of ownership could include a proxy card from your bank or broker or a copy of your account statement. The approximate date of the mailing of this Proxy Statement and proxy card, as well as a copy of ATI’s 2006 Annual Report, is March 19, 2007. For further information about Allegheny Technologies, please visit our web site at www.alleghenytechnologies.com.

On behalf of the Board of Directors:

Jon D. Walton
Corporate Secretary

Dated: March 19, 2007

YOUR VOTE IS IMPORTANT
Please vote as soon as possible. You can help the Company reduce expenses by voting your shares by telephone or Internet; your proxy card or voting instruction card contains the instructions. Or, complete, sign and date your proxy card or voting instruction card and return it as soon as possible in the enclosed postage-paid envelope.

PROXY STATEMENT FOR
2007 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

You can help the Company save money by electing to receive future proxy statements and annual reports over the Internet instead of by mail. See question 11 below.

1.	Who is entitled to vote at the Annual Meeting?

If you held shares of Allegheny Technologies Incorporated (“ATI” or the “Company”) common stock, par value $0.10 per share (“Common Stock”) at the close of business on March 5, 2007, you may vote at the annual meeting. On that day, 102,118,798 shares of our Common Stock were outstanding. Each share is entitled to one vote. Stockholders do not have cumulative voting rights.

In order to vote, you must either designate a proxy to vote on your behalf or attend the meeting and vote your shares in person. The Board of Directors (“Board”) requests your proxy so that your shares will count toward a quorum and be voted at the meeting.

2.	How do I cast my vote?

There are four different ways you may cast your vote. You may vote by:

•	telephone, using the toll-free number listed on each proxy or voting instruction card;

•	the Internet, at the address provided on each proxy or voting instruction card;

•	marking, signing, dating and mailing each proxy or voting instruction card and returning it in the envelope provided (If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of the three nominees for director named in this Proxy Statement, FOR approval of the 2007 Incentive Plan, FOR the ratification of the appointment of the independent auditors, and AGAINST the stockholder proposal regarding sustainability reporting); or

•	attending the meeting and voting your shares in person, if you are a “stockholder of record” (that is, your shares are registered directly in your name on the Company’s books and not held in “street name” through a broker, bank or other nominee).

If you are a stockholder of record and wish to vote by telephone or electronically through the Internet, follow the instructions provided on the proxy card. You will need to use the individual control number that is printed on your proxy card in order to authenticate your ownership.

The deadline for voting by telephone or the Internet is 11:59 p.m., Eastern Time, on May 1, 2007.

If your shares are held in “street name” (that is, they are held in the name of broker, bank or other nominee), or if your shares are held in one of the Company’s savings or retirement plans, you will receive instructions with your materials that you must follow in order to have your shares voted. For voting procedures for shares held in the Company’s savings or retirement plans, see question 6 below.

3.	How do I revoke or change my vote?

You may revoke your proxy or change your vote at any time before it is voted at the meeting by:

•	notifying the Corporate Secretary at the Company’s executive office;

•	transmitting a proxy dated later than your prior proxy either by mail, telephone or Internet; or

•	attending the annual meeting and voting in person or by proxy (except for shares held in “street name” through a broker, bank or other nominee, or in the Company’s savings or retirement plans).

The latest-dated, timely, properly completed proxy that you submit, whether by mail, telephone or the Internet, will count as your vote. If a vote has been recorded for your shares and you submit a proxy card that is not properly signed and dated, the previously recorded vote will stand.

4.	What shares are included on the proxy or voting instruction card?

The shares on your proxy or voting instruction card represent those shares registered directly in your name, those held on account in the Company’s dividend reinvestment plan and shares held in the Company’s savings and retirement plans. If you do not cast your vote, your shares (except those held in the Company’s savings and retirement plans) will not be voted. See question 6 for an explanation of the voting procedures for shares in the Company’s savings and retirement plans.

5.	What does it mean if I get more than one proxy or voting instruction card?

If your shares are registered differently and are in more than one account, you will receive more than one card. Please complete and return all of the proxy or voting instruction cards you receive (or vote by telephone or the Internet all of the shares on each of the proxy or voting instruction cards you receive) in order to ensure that all of your shares are voted.

6.	How are shares that I hold in a Company savings or retirement plan voted?

If you hold ATI Common Stock in one of the Company’s savings or retirement plans, you may tell the plan trustee how to vote the shares of Common Stock allocated to your account. You may either sign and return the voting instruction card provided by the plan trustee or transmit your instructions by telephone or the Internet. If you do not transmit instructions, your plan shares will be voted as the plan administrator directs or as otherwise provided in the plan.

The deadline for voting by telephone or the Internet is 11:59 p.m., Eastern Time, on April 27, 2007.

7.	How are shares held by a broker, bank or other nominee voted?

If you hold your shares of ATI Common Stock in “street name” through a broker, bank or other nominee account, you are a “beneficial owner” of the shares. In order to vote your shares, you must give voting instructions to your broker, bank or other intermediary who is the “nominee holder” of your shares. The Company asks brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of shares that are registered in the nominee’s name. Proxies that are transmitted by nominee holders on behalf of beneficial owners will count toward a quorum and will be voted as instructed by the nominee holder.

8.	What is a quorum?

A majority of the outstanding shares, present or represented by a proxy, constitutes a quorum. There must be a quorum for the Annual Meeting to be held. You are part of the quorum if you have voted by proxy or voting instruction card. Abstentions, broker non-votes and votes withheld from director nominees count as “shares present” at the meeting for purposes of determining a quorum.

9.	What is the required vote for a proposal to pass?

The director nominees receiving the highest number of votes will be elected to fill the seats on the Board. Only votes “for” or “against” affect the outcome. Checking the box on the proxy card that withholds authority to vote for a nominee is the equivalent of abstaining. Abstentions are not counted for the purpose of election of directors.

With respect to each of the proposals other than the election of directors (Items B-D), stockholders may vote in favor of the proposal or against the proposal, or abstain from voting. The affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of those proposals. In addition, in the case of the 2007 Incentive Plan (Item B), the number of votes cast for approval of the Plan must constitute a majority of the votes entitled to be cast at the meeting. A stockholder who signs and submits a ballot or proxy is “present,” so an abstention will have the same effect as a vote against those proposals (Items B-D).

Under New York Stock Exchange rules, if your broker holds your shares in its name as a nominee, the broker is permitted to vote your shares on the election of directors (Item A) and on the ratification of the appointment of the independent auditors (Item C) even if it does not receive voting instructions from you. Items B and D of this Proxy Statement are “non-

discretionary,” meaning that brokers who hold shares for the accounts of their clients and who have not received instructions from their clients do not have discretion to vote on those items. When a broker votes a client’s shares on some but not all of the proposals at the Annual Meeting, the missing votes are referred to as “broker non-votes.” Those shares will be included in determining the presence of a quorum at the Annual Meeting but are not considered “present” for purposes of voting on the non-discretionary items. Specifically in the case of the proposal to approve the 2007 Incentive Plan, a broker non-vote has the effect of a vote against the proposal because approval requires a majority of the votes entitled to be cast. Otherwise, broker non-votes will have no effect on the results.

10.	Is my vote confidential?

The Company maintains a policy of keeping stockholder votes confidential.

11.	Can I, in the future, receive my proxy statement and annual report over the Internet?

Stockholders can elect to view future Company proxy statements and annual reports over the Internet instead of receiving paper copies in the mail and thus can save the Company the cost of producing and mailing these documents. Costs normally associated with electronic access, such as usage and telephonic charges, will be borne by you.

If you are a “stockholder of record” and you choose to vote over the Internet, you can choose to receive future annual reports and proxy statements electronically by following the prompt. If you hold your Company stock in “street name” (such as through a broker, bank or other nominee account), check the information provided by your nominee for instructions on how to elect to view future proxy statements and annual reports over the Internet.

Stockholders who choose to view future proxy statements and annual reports over the Internet will receive instructions containing the Internet address for those materials, as well as voting instructions, approximately six weeks before future meetings.

If you enroll to view the Company’s future annual reports and proxy statements electronically and vote over the Internet, your enrollment will remain in effect for all future stockholders’ meetings unless you cancel it. To cancel, stockholders of record should access www.melloninvestor.com/isd and follow the instructions to cancel your enrollment. You should retain your control number appearing on your enclosed proxy or voting instruction card. If you hold your Company stock in “street name,” check the information provided by your nominee holder for instructions on how to cancel your enrollment.

If at any time you would like to receive a paper copy of the annual report or proxy statement, please write to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222-5479.

ATI CORPORATE GOVERNANCE AT A GLANCE

This list provides some highlights from the Allegheny Technologies’ corporate governance program. You can find details about these and other corporate governance policies and practices in the following pages of the Proxy Statement and in the “Our Corporate Governance” section of the “About Us” page of our web site at www.alleghenytechnologies.com.

•	Over 75% of our directors are independent. Mr. Hassey is the only ATI officer on the Board and Mr. Bozzone, our former Chairman, is the only other non-independent director.

•	Non-management directors meet in regularly scheduled executive sessions without management; independent directors also meet in regularly scheduled executive sessions.

•	Stockholders can communicate with the non-management directors.

•	The Audit Committee, Nominating and Governance Committee, and Personnel and Compensation Committee are composed entirely of independent directors.

•	All standing committees have a written charter that is reviewed and reassessed annually and is posted on our web site.

•	The Chair of the Audit Committee has been designated as an “audit committee financial expert.”

•	Stockholders annually ratify the Audit Committee’s selection of independent auditors.

•	Our internal audit function reports directly to the Audit Committee.

•	Our Corporate Governance Guidelines have been adopted and are disclosed on our web site.

•	We have an annual self-evaluation process for the Board and each standing committee.

•	Our Board evaluates individual directors whose terms are nearing expiration but who may be proposed for re-election.

•	Our Corporate Guidelines for Business Conduct and Ethics for directors, officers, and employees are disclosed on our web site.

•	Our Nominating and Governance Committee will consider director candidates recommended by stockholders.

•	We have adopted stock ownership guidelines for executive officers.

•	We have stock ownership guidelines for non-management directors.

•	We provide confidential stockholder voting.

OUR CORPORATE GOVERNANCE

Corporate Governance Guidelines

ATI’s Board of Directors has adopted Corporate Governance Guidelines, which are designed to assist the Board in the exercise of its duties and responsibilities to the Company. They reflect the Board’s commitment to monitor the effectiveness of decision making at the Board and management level, with a view to achieving ATI’s strategic objectives. They are subject to modification by the Board from time to time.

You can find the Company’s Corporate Governance Guidelines on our web site at www.alleghenytechnologies.com, by first clicking “About Us” and then “Our Corporate Governance.” Copies will also be mailed to stockholders on written request directed to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, PA 15222-5479.

Number and Independence of Directors

The Board of Directors determines the number of directors. The Board currently consists of ten members: L. Patrick Hassey (Chairman), H. Kent Bowen, Robert P. Bozzone, Diane C. Creel, James C. Diggs, Michael J. Joyce, W. Craig McClelland, James E. Rohr, Louis J. Thomas and John D. Turner.

In accordance with the Corporate Governance Guidelines, at least 75% of the Company’s directors are, and at least a substantial majority of its directors will be, “independent” under the New York Stock Exchange (“NYSE”) definition of independence and the Company’s categorical Board independence standards, which are set forth in the Corporate Governance Guidelines and attached to this Proxy Statement as Appendix A.  A director is “independent” only if the director is a non-management director and, in the Board’s judgment, does not have a material relationship with the Company or its management.

In addition to L. Patrick Hassey, the current Chairman, President and Chief Executive Officer of the Company, the Board considers Robert P. Bozzone, a former Chairman, President and Chief Executive Officer of the Company and whose son-in-law is the President of ATI Allegheny Ludlum, to be a management director.

The Board, at its February 22, 2007 meeting, affirmatively determined that the remaining eight of the Company’s current directors, H. Kent Bowen, Diane C. Creel, James C. Diggs, Michael J. Joyce, W. Craig McClelland, James E. Rohr, Louis J. Thomas and John D. Turner, are independent in accordance with the foregoing standards. Seven of the Company’s directors have no relationships with the Company other than as directors and stockholders of the Company. One of the Company’s directors, James E. Rohr, is Chairman and Chief Executive Officer of The PNC Financial Services Group, Inc. (“PNC”). The Company has a $325 million secured revolving credit facility with a syndicate of 14 financial institutions, including PNC Bank, National Association, a subsidiary of PNC, as lender and administrative and collateral agent. The Company pays fees to PNC Bank under the terms of this facility. The Company also invests in three money market funds managed by BlackRock, Inc. (“BlackRock”). PNC currently holds approximately 34% of the outstanding common stock of BlackRock. During 2006, the Company paid fees to PNC and its affiliates representing a de minimis portion of both the Company’s revenues and PNC’s revenues, and therefore, all amounts were substantially less than the materiality threshold under NYSE rules. Mr. Rohr’s compensation is not affected by the fees that the Company pays to PNC. The Board has determined that (A) the transactions between the Company and PNC (i) are commercial transactions carried out at arm’s length in the ordinary course of business, (ii) are not material to PNC or Mr. Rohr, (iii) do not and would not potentially influence Mr. Rohr’s objectivity as a member of the Company’s Board of Directors in a manner that would have a meaningful impact on his ability to satisfy requisite fiduciary standards on behalf of the Company and its stockholders, and (iv) do not preclude a determination that Mr. Rohr’s relationship with the Company in his capacity as Chairman and Chief Executive Officer of PNC is immaterial under NYSE rules, and (B) Mr. Rohr is an independent director under NYSE existing standards and the

Company’s categorical Board independence standards.

The Board has also determined that each member of the Audit Committee satisfies the enhanced standards of independence applicable to Audit Committee members under NYSE listing standards and the rules of the Securities and Exchange Commission (“SEC”).

Director Terms

The directors are divided into three classes and the directors in each class generally serve for a three-year term unless the director is unable to serve due to death, retirement or disability. The term of one class of directors expires each year at the annual meeting of stockholders. The Board may fill a vacancy by electing a new director to the same class as the director being replaced. The Board may also create a new director position in any class and elect a director to hold the newly created position. It is expected that new directors appointed to the Board to fill vacancies will stand for election by the stockholders at the next annual meeting.

Committees of the Board of Directors

Standing Committees

The Board of Directors has the following standing committees: Audit Committee, Finance Committee, Nominating and Governance Committee, Personnel and Compensation Committee, and Technology Committee. In 2006, the Board of Directors determined that there was no need to have an Executive Committee and therefore disbanded the Executive Committee.

Only independent directors, as independence is determined by NYSE rules, are permitted to serve on the Audit Committee, the Nominating and Governance Committee, and the Personnel and Compensation Committee. Audit Committee members must meet an additional independence standard under SEC rules; specifically, Audit Committee members may not receive any compensation from the Company other than their directors’ compensation.

Each committee has a written charter that describes its responsibilities. Each of the Audit Committee, the Nominating and Governance Committee and the Personnel and Compensation Committee has the authority, as it deems appropriate, to independently engage outside legal, accounting or other advisors or consultants. In addition, each committee annually conducts a review and evaluation of its performance and reviews and reassesses its charter. You can find the current charters of each committee on our web site at www.alleghenytechnologies.com by first clicking “About Us,” then clicking “Our Corporate Governance” and then clicking “Committee Charters.” The current charters will also be mailed to stockholders upon written request.

Audit Committee

The current members of the Audit Committee are Michael J. Joyce (Chairman), Diane C. Creel, James C. Diggs, Louis J. Thomas and John D. Turner. The Board of Directors has determined that these committee members have no financial or personal ties to the Company (other than director compensation and equity ownership as described in this Proxy Statement) and that they meet the NYSE and SEC standards for independence. The Board of Directors has also determined that Michael J. Joyce meets the SEC criteria of an “audit committee financial expert” and meets the NYSE standard of having accounting or related financial management expertise. Mr. Joyce has over 35 years of accounting, auditing and consulting experience, having most recently served as New England Managing Partner of Deloitte & Touche USA LLP prior to his retirement in May 2004.

The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent auditors, and the performance of the Company’s internal audit function and independent auditors. The Committee has the authority and responsibility for the appointment, retention, compensation and oversight of ATI’s independent auditors, including pre-approval of all audit and non-audit services to be performed by the independent auditors. The independent auditors and the internal auditors have full access to the Committee and meet with the Committee with, and on a routine basis without, management being present, to discuss all appropriate matters.

The Audit Committee is also responsible for reviewing, approving and ratifying related party transactions. For more information, see the “Certain Transactions” section of this Proxy Statement.

The Audit Committee Report appears on page 26 of this Proxy Statement.

Finance Committee

The Finance Committee makes recommendations and provides guidance to the Board regarding major financial policies of the Company. It also serves as named fiduciary of the employee benefit plans maintained by the Company.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for overseeing corporate governance matters. It oversees the annual evaluation of the Company’s Board and its committees. It also recommends to the Board individuals to be nominated as directors, which process includes evaluation of new candidates as well as an individual evaluation of current directors who are being considered for re-election. In addition, this Committee is responsible for administering ATI’s director compensation program. The Committee also performs other duties as are described in the Corporate Governance Guidelines.

Personnel and Compensation Committee

The Personnel and Compensation Committee, on behalf of the Board of Directors, establishes and annually reassesses the executive compensation program and the Company’s philosophy on executive compensation, which is more fully discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement.

One of the duties of the Committee is to oversee Chief Executive Officer (“CEO”) and executive officer compensation. The Personnel and Compensation Committee reviews and approves corporate goals and objectives relevant to CEO and executive officer compensation, evaluates the CEO’s performance in light of those goals and objectives, and determines and approves the CEO’s compensation level (either as a Committee or together with the other independent directors, as directed by the Board) based on this evaluation. The Committee also reviews and approves non-CEO executive officer compensation, and makes recommendations to the Board with respect to incentive compensation plans and equity-based plans that require Board approval. In addition, the Personnel and Compensation Committee administers ATI’s incentive compensation plans. The Committee may delegate authority to subcommittees, when appropriate. For other executives, the Committee reviews and approves recommendations from management within plan parameters. However, the Committee may not delegate any authority under those plans for matters affecting the compensation and benefits of the executive officers.

The Personnel and Compensation Committee, under the terms of its charter, has the sole authority to retain, approve fees and other terms for, and terminate any compensation consultant used to assist the committee in the evaluation of the Chief Executive Officer or other executive compensation. The Committee may also obtain advice and assistance from internal or external legal, accounting or other advisors. Each year, the Committee retains a compensation consultant; for years 2005 and 2006, the Committee retained Mercer Human Resources Consulting (“Mercer”), an outside compensation and executive benefits consulting firm. Mercer was retained to assist the Committee to review market conditions and peer company practices and to benchmark the Company’s executive compensation programs against those parameters. Mercer performed market analyses of peer group companies and the general market for executive talent, and made recommendations to the Committee as to the form of and incentive opportunities for executive compensation.

Mercer and the Company’s legal advisors periodically attend the meetings of the Committee. For portions of those meetings, the Chief Executive Officer and the Executive Vice President of Human Resources, Chief Legal and Compliance Officer, General Counsel and Corporate Secretary also attend. The Chief Executive Officer expresses his views on executive compensation to the Committee. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for more discussion about executive officer compensation.

Each of the members of the Personnel and Compensation Committee is a “non-employee director” of the Company as defined under Rule 16b-3 of the Securities Exchange Act of

1934 and each member is also an “outside director” for the purposes of the corporate compensation provisions contained in Section 162(m) of the Internal Revenue Code.

The Compensation Committee Report appears on page 30 of this Proxy Statement.

Technology Committee

The Technology Committee reviews changing technologies and evaluates how they affect the Company and its technical capabilities.

Board and Committee Membership — Director Attendance at Meetings

During 2006, the Board of Directors held seven meetings. The Board’s committees consisted of the five standing committees already described and the Executive Committee, which did not meet and was disbanded in 2006. In 2006, all directors attended at least 75% of the total Board meetings and meetings of Board committees of which they were members, except for Mr. Bozzone, who attended 71% of these meetings.

The non-management directors meet separately from the other directors in regularly scheduled executive sessions without members of management (except to the extent that the non-management directors request the attendance of a member of management). When, as is currently the case, the Chairman of the Board is a management director, or if the Chairman would otherwise so choose, the position of Chair of the meetings of the non-management directors rotates on a per meeting basis in the order specified in the Corporate Governance Guidelines among the non-management Chairs of the Board’s committees. If not a member of management, the Chairman of the Board would serve as Chair of these meetings.

We typically schedule a Board meeting in conjunction with our annual meeting of stockholders and expect that our directors will attend absent good reason, such as a scheduling conflict. In 2006, nine of the ten directors attended our annual meeting of stockholders.

The table below identifies the directors that the Board has determined to be independent and provides information with respect to Board committee memberships. The table also sets forth the number of meetings held by each Board committee in 2006.

						Nominating	Personnel
						and	and
Director	Independent	Audit		Finance		Governance	Compensation	Technology
H. K. Bowen	X					X		X	*
R. P. Bozzone				X				X
D. C. Creel	X	X		X	*	X	X
J. C. Diggs	X	X		X		X
L. P. Hassey
M. J. Joyce	X	X	*
W. C. McClelland	X					X *	X	X
J. E. Rohr	X						X *
L. T. Thomas	X	X						X
J. D. Turner	X	X		X				X
Number of Meetings in 2006	—	11		6		4	4	1

*	Denotes Committee Chair.

Director Compensation

In 2006, non-employee directors received an annual cash retainer of $60,000 for services as a director, at least 25% of which was paid in the form of unrestricted Company Common Stock, and an annual grant of options to purchase

1,000 shares of Company Common Stock under the terms of the Company’s Non-Employee Director Stock Compensation Plan (the “Director Compensation Plan”). The stock options vest in their entirety on the first anniversary of the date of grant. Directors were paid $1,500 per day for Board meetings and $1,000 for each committee meeting attended. The Company also has paid for ATI orientation or training of Board members outside of Board and committee meetings. An annual fee of $5,000 was also paid to each committee chair. Directors who are employees of the Company do not receive any compensation for their service on the Board or its committees.

We also pay our directors’ travel, lodging, meal and other expenses connected with their Board service. In addition, certain benefits were made available to Mr. Bozzone, the retired Chairman, President and Chief Executive Officer, including office space, secretarial services, newspaper subscriptions and parking space at ATI’s headquarters building.

The non-employee directors of the Board earned the following in 2006:

					Change in
					Pension Value
					and Non-
	Fees				Qualified
	Earned Or			Non-Equity	Deferred
	Paid	Stock	Option	Incentive Plan	Compensation	All Other
	In Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name (1)	($)(2)	($)(3)	($)(4)	($)	($)	($)	($)

H. K. Bowen	74,250	16,250	25,500	—	—	—	116,000
R. P. Bozzone	64,500	15,000	25,500	—	—	21,032(5)	126,032
D. C. Creel	85,750	16,250	25,500	—	—	—	127,500
J. C. Diggs	84,500	15,000	25,500	—	—	—	125,000
M. J. Joyce	79,250	16,250	25,500	—	—	—	121,000
W. C. McClelland	74,750	16,250	25,500	—	—	—	116,500
J. E. Rohr	67,750	16,250	25,500	—	—	—	109,500
L. T. Thomas	73,500	15,000	25,500	—	—	—	114,000
J. D. Turner	81,500	15,000	25,500	—	—	—	122,000

(1)	L. Patrick Hassey, President and Chief Executive Officer of the Company, is Chairman of the Board of Directors and does not receive any compensation for his service on the Board of Directors. All compensation paid to Mr. Hassey by the Company for his service as an executive officer is reflected in the Summary Compensation Table.

(2)	This column reflects 75% of the annual retainer fee and committee chair fees paid to each director. The Company’s Director Compensation Plan requires non-employee directors to receive at least 25% of their annual retainer fee, including applicable committee chair fees, in unrestricted shares of Company Common Stock; the value of these shares is reflected in the “Stock Awards” column. In accordance with the Director Compensation Plan, directors can, and some did, elect to receive greater than 25% of their retainer fees in Company Common Stock. The value of these additional shares is reflected in this column. Each of Messrs. Bowen and Joyce and Ms. Creel, who elected to receive 50% of their respective annual retainer fees and applicable committee chair fees in shares of Company Common Stock, received 351 shares. Mr. Thomas, who elected to receive 50% of his annual retainer fee in shares of Company Common Stock, received 316 shares. See also note 3 to this table.

(3)	This column sets forth the value of the 25% of the annual retainer fee and committee chair fees required to be received by the directors in shares of Company Common Stock (fractional share amounts are paid in cash). The value of the additional shares received by Board members who elected to receive more than 25% of their retainer fees in shares of Company Common Stock are reflected in the “Fees Earned or Paid in Cash” column. See also note 2 to this table. Grant date fair value is computed in accordance with Statement of Financial Accounting Standards (FAS) No. 123(R) “Share-Based Payments” (“FAS 123(R)”). At December 31, 2006, all stock awards made to non-employee directors were fully vested.

(4)	The values set forth in this column are based on the aggregate grant date fair value of stock options computed in accordance with FAS 123(R), and represent the expense recorded by the Company in 2006 under FAS 123(R) for grants made in 2005 and 2006. A discussion of the relevant assumptions made in the valuations may be found in Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) and in Notes 1 and 7 to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. The fair value of the stock option awards for each director, calculated in accordance with FAS 123(R), is $30,960 for options to purchase 1,000 shares of Company Common Stock granted on May 4, 2006. At December 31, 2006, the non-employee directors held unexercised options to purchase Company Common Stock, whether or not vested, in the following amounts: Mr. Bowen, 4,886; Mr. Bozzone, 33,000; Ms. Creel, 18,506; Mr. Diggs, 1,000; Mr. Joyce, 1,000; Mr. McClelland, 2,000; Mr. Rohr, 8,701; Mr. Thomas, 2,000; and Mr. Turner, 3,000.

(5)	Represents the aggregate incremental cost to the Company of office space, secretarial services, newspaper subscriptions and parking space at ATI’s headquarters building.

The Board encourages directors to obtain a meaningful stock ownership interest in the Company. Directors are expected to own shares of ATI Common Stock having a market value of at least two times the annual retainer amount by December 31, 2009 or within five years of first becoming a director, whichever occurs first, and at least three times the annual retainer amount within a reasonable time thereafter. These guidelines have been met as of December 31, 2006.

In December 2004, the Board froze and discontinued the Company’s Fee Continuation Plan for Non-Employee Directors. Under the frozen plan, an amount equal to the annual retainer fee in effect for 2004, which was $28,000, will be paid annually to members of the Board as of January 1, 2005 following the termination of the director’s service as a Board member for each year of the director’s credited service as a director (as defined in the Plan) up to a maximum of ten years.

On December 15, 2006, the Board of Directors approved changes to the non-employee director compensation program. Effective January 1, 2007, the annual retainer fee consists of a cash payment of $60,000 and restricted stock valued at $75,000, subject to approval by the stockholders of the 2007 Incentive Plan. Committee chairpersons receive a $10,000 cash retainer fee and directors will continue to be paid $1,500 per day for Board meetings and $1,000 for each committee meeting attended. The Company also pays for ATI orientation or training of Board members outside of Board and committee meetings.

Corporate Guidelines for Business Conduct and Ethics

ATI has a code of ethics, which we refer to as the Corporate Guidelines for Business Conduct and Ethics, that applies to all directors, officers and employees, including our principal executive officer, our principal financial officer, and our controller and chief accounting officer. ATI has had a code of conduct for many years. We require all directors, officers and employees to adhere to these Guidelines in addressing legal and ethical issues encountered in their work. These Guidelines require that our directors, officers and employees avoid conflicts of interest, comply with all laws, conduct business in an honest and ethical manner and otherwise act with integrity and honesty in all of their actions by or on behalf of the Company. These Guidelines include a Code of Ethics specifically for our Chief Executive Officer, our Chief Financial Officer and all other financial officers and executives, which supplements the general principles set forth in the Guidelines and is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters.

During 2006, our employees were required to certify that they reviewed and understood the Guidelines. In addition, all officers and managers are required to certify as to their compliance with the standards set forth in the Guidelines. Also, beginning in 2006, the Company implemented an online ethics training program, administered by a third party, requiring all directors, officers and employees to take an interactive online ethics course at least annually.

The Company encourages employees to communicate concerns before they become problems. We believe that building and maintaining trust, respect and communications between employees and management and between fellow employees is critical to the overriding goal of efficiently producing high quality products, providing the maximum level of customer satisfaction, and ultimately fueling profitability and growth. Only the Audit Committee of the Board can amend or grant waivers from the provisions of the Guidelines relating to the Company’s executive officers and directors, and any such amendments or waivers will be promptly posted on our web site at www.alleghenytechnologies.com. To date, no such amendments have been made or waivers granted.

A copy of the Corporate Guidelines for Business Conduct and Ethics, which includes the Code of Ethics, is available on our web site at www.alleghenytechnologies.com by first clicking “About Us” and then “Our Ethics” and will be mailed to stockholders and other interested parties on written request directed to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, PA 15222-5479.

Identification and Evaluation of Candidates for Director

The Board is responsible for recommending director nominees to the stockholders and for selecting directors to fill vacancies between stockholder meetings. The Nominating and Governance Committee recommends candidates to the Board. The Nominating and Governance Committee is comprised entirely of independent directors under the applicable rules and regulations of the NYSE and SEC. The Committee operates under a written charter adopted by the Board of Directors. A copy of the Committee’s charter is available at the Company’s web site at www.alleghenytechnologies.com by first clicking “About Us” and then “Our Corporate Governance.” Paper copies can be obtained by writing to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, PA 15222-5479.

The Committee considers director candidates suggested by members of the Committee, other directors, senior management and stockholders. For information on how to submit a candidate for consideration, please see the caption “2008 Annual Meeting and Stockholder Proposals” below.

Preliminary interviews of director candidates may be conducted by the Chair of the Nominating and Governance Committee or, at his request, any other member of the Committee or the Chairman of the Board. Background material pertaining to director candidates is distributed to the members of the Committee for their review. Director candidates who the Committee determines merit further consideration are interviewed by the Chair of the Committee and other Committee members, directors and key senior management. The results of these interviews are considered by the Nominating and Governance Committee in its deliberations.

Director candidates are generally selected on the basis of the following criteria: their business or professional experience, recognized achievement in their respective fields, integrity and judgment, ability to devote sufficient time to the affairs of the Company, the diversity of their backgrounds and the skills and experience that their membership adds to the overall competencies of the Board, and the needs of the Company from time to time. Nominees must also represent the interests of all stockholders. In accordance with the retirement policy for directors set forth in the Corporate Governance Guidelines, a person who is 72 years or older cannot be elected to serve on the Board.

In evaluating the needs of the Board, the Nominating and Governance Committee considers the qualifications of sitting directors and consults with other members of the Board (including as part of the Board’s annual self-evaluation), the Chairman, President and Chief Executive Officer and other members of senior management. At a minimum, all recommended candidates must exemplify the highest standards of personal and professional integrity, meet any required independence standards, and be willing and able to constructively participate in and contribute to Board and committee meetings. Additionally, the Committee conducts individual reviews of current directors whose terms are nearing expiration, but who may be proposed for re-election, in light of the considerations described above and their past contributions to the Board.

Process for Communications with Directors

We maintain a process for stockholders and interested parties to communicate with the Board of Directors or any individual director. ATI stockholders or interested parties who want to communicate with the Board or any individual director can write to:

Allegheny Technologies Incorporated
Corporate Secretary
Board Administration
1000 Six PPG Place
Pittsburgh, PA 15222-5479

or call 1-877-787-9761 (toll free). Your letter or message should indicate whether you are an ATI stockholder. Depending on the subject matter, the Corporate Secretary will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly as, for example, where it is a request for information about the Company or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or it relates to an improper or irrelevant topic.

At each Board meeting, the Corporate Secretary presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the directors on request.

2008 Annual Meeting and Stockholder Proposals

Under Rule 14a-8 of the Securities and Exchange Commission, proposals of stockholders intended to be presented at the 2008 Annual Meeting of Stockholders must be received no later than November 20, 2007 for inclusion in the proxy statement and proxy card for that meeting. In addition, the Company’s certificate of incorporation provides that in order for director nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice thereof in writing to the Corporate Secretary. The notice must contain certain information, including information about the proposal and the interest, if any, of the stockholder who is making the proposal, as well as the name, address and share ownership of the stockholder giving notice.

Stockholders may nominate candidates for election to the Board by following the procedures described in ATI’s certificate of incorporation. Stockholder-recommended candidates will be evaluated on the same basis as other candidates. The provisions of ATI’s certificate of incorporation generally require that written notice of a nomination be received by the Corporate Secretary, who will forward the information to the Nominating and Governance Committee of the Board of Directors for the Committee’s consideration. The notice must contain certain information about the nominee, including his or her age, address, occupation and share ownership, as well as the name, address and share ownership of the stockholder giving notice.

For all such notices to be timely, the provisions of the Company’s certificate of incorporation generally require that notice be received by the Corporate Secretary not less than 75 days and not more than 90 days before the first anniversary of the date of the preceding year’s annual meeting. For our annual meeting in the year 2008, we must receive this notice on or after February 2, 2008 and on or before February 17, 2008.

Stockholders may obtain a copy of the full text of the provisions of our certificate of incorporation by writing to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, PA 15222-5479. A copy of our certificate of incorporation has been filed with the Securities and Exchange Commission and can be viewed on our web site at www.alleghenytechnologies.com by first clicking “About Us” and then “Our Corporate Governance.”

STOCK OWNERSHIP INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the Securities and Exchange Commission require the Company to disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors and statutory insiders. Based upon a review of filings with the SEC and written representations that no other reports were required, the Company believes that, in 2006, the Company’s directors and statutory insiders complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 and all filings by these individuals with respect to Company Common Stock were made on a timely basis.

Five Percent Owners of Common Stock

The individuals and entities listed in the following table are beneficial owners of five percent or more of Company Common Stock as of December 31, 2006, based on information filed with the SEC. In general, “beneficial ownership” includes those shares a person has the power to vote or transfer, and options to acquire Common Stock that are exercisable currently or within 60 days.

	Amount and Nature of		Percent of
Name and Address of Beneficial Owner	Beneficial Ownership		Class(3)

FMR Corp. 82 Devonshire Street Boston, MA 02109	9,770,278	(1)	9.7%
The Singleton Group, LLC 11661 San Vicente Blvd, Ste 915 Los Angeles, CA 90049	5,775,000	(2)	5.7%

(1)	Based on a Schedule 13G filing under the Securities Exchange Act of 1934 made by FMR Corp. and its affiliates on February 14, 2007, FMR Corp. and its affiliates had sole voting power with respect to an aggregate of 5,553,605 shares and sole dispositive power with respect to an aggregate of 9,770,278 shares at December 31, 2006.

(2)	Based on a Schedule 13G filing under the Securities Act of 1934 by Caroline W. Singleton, as of December 31, 2000, the Singleton Group LLC, Caroline W. Singleton, William W. Singleton and Donald E. Rugg held shared voting and dispositive power with respect to 5,775,000 shares. As indicated in a Schedule 13G filed in April 2000, Donald E. Rugg also held sole voting and dispositive power with respect to 158 shares.

(3)	As of December 31, 2006, there were 101,201,328 outstanding shares of Company Common Stock.

Stock Ownership of Management

The following table sets forth the shares of Common Stock reported to the Company as beneficially owned as of March 1, 2007 by the nominees for director, the continuing directors and each officer named in the Summary Compensation Table.

	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership(1)	Class(2)

H. Kent Bowen	6,848	*
Robert P. Bozzone	1,616,338	1.6
Diane C. Creel	25,281	*
James C. Diggs	2,405	*
Richard J. Harshman	94,297	*
L. Patrick Hassey	300,201	*
Michael J. Joyce	3,334	*
Douglas A. Kittenbrink	97,319	*
W. Craig McClelland	6,774	*
James E. Rohr	17,178	*
Jack W. Shilling	18,807	*
Louis J. Thomas	3,141	*
John D. Turner	9,302	*
Jon D. Walton	111,358	*

All directors, nominees, named officers and other statutory insiders as a group (15)	2,330,587	2.3

*	Indicates beneficial ownership of less than one percent (1%) of the outstanding shares of Company Common Stock.

(1)	The table includes performance/restricted shares plus accumulated dividends in the following amounts: L. Patrick Hassey, 60,421; Richard J. Harshman, 17,771; Douglas A. Kittenbrink, 17,771; Jack W. Shilling, 17,771; Jon D. Walton, 17,771; and all continuing directors, director nominees and statutory insiders as a group, 140,763. The table includes shares held in the Company’s 401(k) plans for the accounts of Messrs. Bozzone, Kittenbrink, Shilling and Walton and shares held jointly with the named individuals’ spouses.

The table also includes the following shares where beneficial ownership is disclaimed: 21,700 shares owned by Mr. Walton’s spouse and 262 shares held by the spouses of other statutory insiders.

The table includes shares issuable pursuant to options that are currently exercisable or may become exercisable on or before April 30, 2007 in the following amounts: Mr. Bowen, 3,886; Mr. Bozzone, 32,000; Ms. Creel, 17,506; Mr. Harshman, 15,000; Mr. McClelland, 1,000; Mr. Rohr, 7,701; Mr. Thomas, 1,000; Mr. Turner, 2,000; Mr. Walton, 15,000; and for all directors, nominees, named officers and other statutory insiders as a group, 100,093.

(2)	The percentages in the column were calculated based on 101,201,328 outstanding shares of Company Common Stock at December 31, 2006. As of March 1, 2007, there were 102,118,798 shares of Company Common Stock outstanding.

PROPOSALS REQUIRING YOUR VOTE

Election of Directors — Item A on Proxy Card

The Board of Directors has nominated three directors, H. Kent Bowen, L. Patrick Hassey and John D. Turner, to stand for re-election to the Board for a three-year term expiring in 2010. The Board of Directors determined that each of the nominees qualifies for re-election under the criteria for evaluation of directors described under “Identification and Evaluation of Candidates for Director” on page 11 of this Proxy Statement. The Board of Directors determined that Messrs. Bowen and Turner qualify as independent directors under applicable regulations and the Company’s categorical Board independence standards. See “Identification and Evaluation of Candidates for Director” at page 11 of this Proxy Statement and “Number and Independence of Directors” at page 5 of this Proxy Statement.

The three nominees who receive the highest number of votes cast will be elected. If you sign and return your proxy card, the individuals named as proxies on the card will vote your shares FOR the election of the three nominees named below unless you provide other instructions. You may withhold authority for the proxies to vote your shares on any or all of the nominees by following the instructions on your proxy card. If a nominee becomes unable to serve, the proxies will vote for a Board-designated substitute or the Board may reduce the number of directors. Management has no reason to believe that any of the three nominees for election named below will be unable to serve.

The United Steelworkers (“USW”) proposed the nomination of Louis J. Thomas as agreed to in connection with the 2004 labor negotiations with Allegheny Ludlum Corporation, a Company subsidiary. At that time, the Company agreed that the International President of the USW may propose a nominee for election as a director of the Company to the Company’s Chairman, President and Chief Executive Officer. The USW nominee is to be a prominent individual with experience in public service, labor, education or business who meets the antitrust and conflicts of interest screening required of all Company directors. Upon recommendation by the Nominating and Governance Committee and election to the Board, the USW nominee is expected to serve as a director during the term of the labor agreement.

Background information about the nominees and the continuing directors, including their business experience during the past five years, follows.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
THE ELECTION OF ALL THREE NOMINEES LISTED BELOW.

Nominees — Term to Expire at the 2010 Annual Meeting (Class II)

H. Kent Bowen

Age:	65

Director Since:	2004

Principal Occupation:	Bruce V. Rauner Professor of Business Administration, Harvard University, Graduate School of Business Administration, where his research and teaching is in the field of operations and technology management.

Recent Business Experience:	Prior to 1992, he was the Ford Professor of Engineering and co-founder of the Leaders for Manufacturing Program at the Massachusetts Institute of Technology.

Other Directorships:	Align Technology, Inc. and Ceramics Process Systems Corporation.

L. Patrick Hassey

Age:	61

Director Since:	2003

Principal Occupation:	Chairman, President and Chief Executive Officer of Allegheny Technologies Incorporated.

Recent Business Experience:	Mr. Hassey has been President and Chief Executive Officer of the Company since October 2003. He was elected to the Company’s Board of Directors in July 2003 and assumed the position of Chairman in May 2004. Prior to this position, he worked as an outside management consultant to Allegheny Technologies’ executive management. Mr. Hassey was Executive Vice President and a member of the corporate executive committee at Alcoa Inc. at the time of his early retirement in February 2003. He had served as Executive Vice President of Alcoa and Group President of Alcoa Industrial Components from May 2000 to October 2002. Prior to May 2000, he served as Executive Vice President of Alcoa and President of Alcoa Europe Inc.

Other Directorship:	Ryder System, Inc.

John D. Turner

Age:	61

Director Since:	2004

Recent Business Experience:	Mr. Turner served as Chairman and Chief Executive Officer of Copperweld Corporation, a manufacturer of tubular and bimetallic wire products and a wholly owned subsidiary of The LTV Corporation, an integrated steel producer, from December 2001 until his retirement in March 2003. He served as President of LTV Copperweld from 1999 to 2001 and Executive Vice President and Chief Operating Officer of The LTV Corporation from February to December 2001.

Other Directorships:	Matthews International Corporation and Duquesne Light Holdings, Inc.

Continuing Directors — Term to Expire at the 2008 Annual Meeting
(Class III)

Robert P. Bozzone

Age:	73

Director Since:	1996

Recent Business Experience:	Mr. Bozzone served as Chairman of the Company from July 2001 until May 2004, and was Chairman, President and Chief Executive Officer of the Company from December 2000 until July 2001.

Other Directorships:	Duquesne Light Holdings, Inc. (Chairman of the Board) and Teledyne Technologies Incorporated. In 2006, Mr. Bozzone also served as Chairman of the Board of Directors of Water Pik Technologies, Inc. until its sale in April 2006.

James C. Diggs

Age:	58

Director Since:	2001

Principal Occupation:	Senior Vice President, General Counsel and Secretary of PPG Industries, Inc., a producer of coatings, glass and chemicals.

Recent Business Experience:	Mr. Diggs has been Senior Vice President, General Counsel of PPG Industries, Inc. since 1997. He assumed the position of Secretary in September 2004.

Michael J. Joyce

Age:	65

Director Since:	2004

Recent Business Experience:	Mr. Joyce served as New England Managing Partner of Deloitte & Touche USA LLP prior to his retirement in May 2004.

Other Directorships:	A. C. Moore Arts & Crafts, Inc. and Brandywine Realty Trust.

W. Craig McClelland

Age:	72

Director Since:	1996

Recent Business Experience:	Mr. McClelland was Chairman and Chief Executive Officer of Union Camp Corporation, a fine papers, packaging and chemicals manufacturer and land resources company, prior to his retirement in 1999.

Other Directorships:	In 2006, Mr. McClelland served on the Boards of Directors of International Paper Company, until his retirement, and Water Pik Technologies, Inc., until its sale in April 2006.

Continuing Directors — Term to Expire at the 2009 Annual Meeting
(Class I)

Diane C. Creel

Age:	58

Director Since:	1996

Principal Occupation:	Chairman, Chief Executive Officer and President of Ecovation, Inc., a waste stream technology company using patented technologies, since May 2003.

Recent Business Experience:	Chief Executive Officer and President of Earth Tech, an international consulting engineering firm, from 1992 to May 2003.

Other Directorships:	American Funds of Capital Research Management, Foster Wheeler Ltd. and Goodrich Corporation.

James E. Rohr

Age:	58

Director Since:	1996

Principal Occupation:	Chairman and Chief Executive Officer, The PNC Financial Services Group, Inc.

Recent Business Experience:	Mr. Rohr had served as President of The PNC Financial Services Group from 1992-2002 and assumed the position of Chief Executive Officer in 2000. He was named Chairman in 2001.

Other Directorships:	Equitable Resources, Inc., The PNC Financial Services Group, Inc., and BlackRock, Inc. The PNC Financial Services Group, Inc. holds approximately 34% of the outstanding common stock of BlackRock, Inc.

Louis J. Thomas

Age:	64

Director Since:	2004

Recent Business Experience:	Mr. Thomas served as Director, District 4, United Steelworkers for the Northeastern United States and Puerto Rico prior to his retirement in May 2004.

Other Directorships:	Great Lakes Bancorp, Inc., the holding company for Greater Buffalo Savings Bank.

Approval of 2007 Incentive Plan — Item B on Proxy Card

The Personnel and Compensation Committee and the Nominating and Governance Committee approved and recommended to the Board of Directors, and the Board of Directors adopted and recommends that you approve the 2007 Incentive Plan (the “Plan”). A summary of the key provisions of the Plan is set forth below and qualified by reference to the complete text of the Plan, which is set forth in Appendix B to this Proxy Statement.

THE BOARD RECOMMENDS THAT YOU VOTE FOR
APPROVAL OF THE PLAN.

Plan Highlights

The Plan authorizes independent members of the Board of Directors or an authorized committee or subcommittee of independent members of the Board to make incentive awards, including stock-based awards, to Company employees, and stock-based awards to non-employee members of ATI’s Board of Directors. Some key features of the Plan are set forth below, and are more fully described under the caption “Summary of the Plan.”

•	Plan Limits. The Plan authorizes an aggregate of 2.5 million shares for grant, subject to anti-dilution adjustments upon the occurrence of significant corporate events. No participant may receive stock options, stock appreciation rights (“SARs”) or other stock grants for more than 1 million shares or with a value of more than $15 million cash in any calendar year.

•	Plan Administration and Amendment. The Plan will be administered by a committee of comprised solely of independent directors. The Plan, as it applies to key officers and executives, will be administered by the Personnel and Compensation Committee. The Plan, as it applies to non-employee directors, will be administered by the Nominating and Governance Committee.

Stockholder approval is required if materially modifying the Plan by increasing the benefits accrued to participants under the Plan, increasing the number of securities which may be issued under the Plan, modifying the requirements for participation in the Plan, or including a provision allowing the Board to lapse or waive restrictions at its discretion, or in other cases that require stockholder approval under the Internal Revenue Code (the “Code”) (unless such compliance is no longer desired under the Code or necessary under any other applicable law or rule of any applicable listing exchange).

•	Minimum Vesting and Performance Periods. Any stock options and SARs that may be granted shall vest no sooner than over a three-year period. (The Company has chosen to not grant stock options to employees as a matter of policy, although the Committees retain discretion to do so.) Restricted shares are subject to a minimum forfeiture period of three years. Any performance awards and certain other awards with performance features are subject to a performance period of no less than two calendar or fiscal years.

•	No Repricing or Discounted Awards. The Plan prohibits the repricing of awards. In addition, no awards of stock options or SARs will be granted with an exercise price of less than fair market value of Company Common Stock on the date of grant.

•	No Liberal Share Counting. The Plan prohibits shares of Common Stock that are tendered in payment of an option, withheld to satisfy a tax withholding obligation, or repurchased by the Company with option proceeds from being used to increase the limit of shares available for grant under the Plan, thereby preventing liberal share counting.

•	Other Features. The Plan is designed to allow awards made under the Plan to qualify as performance-based compensation under Section 162(m) of the Code.

Summary of the Plan

Purpose of the Plan

The purpose of the Plan is to motivate and reward key officers and executives who contribute to profitability and, in the case of stock-based awards, to give these individuals and members of the Board of Directors an ownership interest in the Company and a proprietary and vested interest in the Company’s growth and financial success. The Board believes that the Plan will enhance the Company’s ability to attract and retain individuals with exceptional managerial, technical and professional skills upon whom, in large measure, the sustained growth and profitability of the Company depend.

Comparison with Existing Plan

The Plan is similar to the existing 2000 Incentive Plan (the “2000 Incentive Plan”), and continues to provide that a variety of stock- and cash-based awards are available for grant under the Plan. The Plan also provides for the issuance of stock awards to members of ATI’s Board of Directors, and replaces the Non-Employee Director Stock Compensation Plan. Upon the adoption of the Plan, with the approval by the stockholders, the Company’s stock programs would be administered under a single Plan document.

Shares Authorized and Award Limits

The Plan authorizes the issuance of up to 2.5 million shares of Common Stock of the Company. The number of shares available for issuance under the Plan will be subject to anti-dilution adjustments upon the occurrence of significant corporate events. Subject to the approval of the Plan by the stockholders, no new awards would be granted under the 2000 Incentive Plan.

The Plan also contains annual limits on awards to individual participants. In any calendar year, no participant may be granted more than 1 million stock options, stock appreciation rights or other stock grants and more than $15 million in cash.

Administration

The Personnel and Compensation Committee will administer the Plan as it applies to key officers and executives, and the Nominating and Governance Committee will administer the Plan as it applies to members of the Board of Directors. Each of the Personnel and Compensation Committee and the Nominating and Governance Committee, as applicable, is individually referred to as the “ATI Committee” and are collectively referred to as the “ATI Committees.” Members of the ATI Committees must be “non-employee directors” and “outside directors” to the extent required to meet applicable regulatory requirements. This means that they cannot be current or former Company officers or employees and may not receive compensation from the Company except in their capacity as directors. The independent members of the Board may assume responsibilities otherwise assigned to the ATI Committees and may amend, alter or discontinue the Plan at any time. However, none of these actions may impair a participant’s existing rights without the participant’s consent. Also, the independent Board members and the ATI Committees cannot amend the Plan without stockholder approval if the amendment would materially modify the Plan by increasing the benefits accrued to participants under the Plan, increasing the number of securities which may be issued under the Plan, modifying the requirements for participation in the Plan, or including a provision allowing the Board to lapse or waive restrictions at its discretion, or in other cases, if approval is required to qualify for or comply with applicable tax or regulatory requirements.

As the Plan applies to employees, the Personnel and Compensation Committee has the authority to select employees to whom it will grant awards, to determine the types of awards and the number of shares covered, to set the terms and conditions of the awards and to cancel or suspend awards. As the Plan applies to non-employee directors, the Nominating and Governance Committee has the authority to determine the types of awards to be granted to directors and the number of shares covered, to set the terms and conditions of the awards and to cancel or suspend awards. Each ATI Committee also has the authority to interpret the Plan, establish and modify administrative rules, impose conditions and restrictions on awards and take such other action it considers necessary or appropriate.

Eligibility

All officers and key employees of the Company and its subsidiaries are eligible to be selected as participants. All non-employee members of the Board of Directors are eligible to receive stock awards under the Plan. The Personnel and Compensation Committee may also grant awards, other than incentive stock options, to non-employees who, in its judgment, render significant services to the Company or any of its subsidiaries. The Company currently has approximately 350 officers and key employees who are potentially eligible to participate in the Plan and nine non-employee directors who would participate in the Plan.

Term

The Plan has no fixed expiration date, but no incentive stock options may be granted after May 2, 2017 and the provisions of the Plan with respect to performance-based awards (as described below) expire on May 2, 2012.

Stock Options

The Personnel and Compensation Committee may grant incentive stock options under the Internal Revenue Code to employees and the ATI Committees may grant nonqualified options that do not qualify as incentive stock options to participants. The ATI Committees determine the option grant price and the term of the option, although the price must be equal to or greater than the fair market value of the stock on the date of the grant, and the price and terms of incentive stock options must meet the requirements of the Internal Revenue Code. An option is exercisable at such times as the ATI Committees determine.

The participant must pay the option exercise price in full on exercise. The participant may pay the price in cash, by surrendering shares of Common Stock with a value equal to the exercise price, or by a combination of cash, shares of Common Stock, or other consideration approved by the respective ATI Committee.

Options will terminate on the terms and conditions that the ATI Committee specifies in the award agreement, although the term cannot exceed ten years. Generally, when a participant’s employment terminates for any reason other than death or disability or retirement (as defined in the Plan), any stock options that were not then exercisable expire and options that were then exercisable expire 30 days after the date of termination. In general, when a participant’s employment terminates due to death, all outstanding stock options vest and are exercisable for twelve months from the date of death. In the case of disability or retirement, options continue to vest and are exercisable over their remaining term.

The ATI Committees may permit participants to transfer stock option awards to immediate family members or family trusts. Otherwise, stock option awards are not transferable during the participant’s lifetime.

The Company has chosen to not grant stock options as a matter of policy, and has not granted stock options to employees since 2003. Although the ATI Committees retain discretion to award options, there is no present intention to do so except in recruitment or retention situations.

Stock Appreciation Rights

A stock appreciation right entitles the holder to receive, upon exercise, the excess of the fair market value of the shares on the exercise date over the SAR exercise price. The ATI Committees may grant SAR awards as stand-alone awards or in combination with a related option award under the Plan. The terms and conditions that govern the related stock option generally govern SARs granted in combination with options.

The ATI Committee determines the exercise prices of SARs, which will not be less than the fair market value of the underlying stock on the date of the grant. Payment upon exercise of SARs will be in cash or Common Stock, as determined by the ATI Committee.

Restricted Shares

Restricted shares are shares issued with conditions or contingencies. Until the conditions or contingencies are satisfied or lapse, the restricted stock is subject to forfeiture. The ATI Committees establish the terms and conditions applicable to a restricted stock award. Under the terms of the Plan, a grant of restricted shares is subject to a minimum forfeiture period of at least three (3) years or, so long as vesting is based on performance criteria, at least two (2) years, unless the ATI Committee deems a shorter period is necessary for recruitment purposes. With respect to performance-based grants to covered employees (generally, the named officers in the Summary Compensation Table of the proxy statement), performance targets will be specified levels of one or more of the performance goals specified in the Plan. See “Performance-Based Compensation” below.

A recipient of restricted shares has the right to vote the shares and receive dividends on the shares unless the ATI Committee determines otherwise. If an employee participant ceases to be an employee before the end of the contingency period, the award is forfeited, subject to such exceptions as the ATI Committee may authorize.

The ATI Committees, in their sole discretion, may waive all conditions or contingencies relating to a restricted share award under certain circumstances (including the death, disability, or retirement of a participant, or a material change in circumstances arising after the date of grant) and subject to such terms and conditions as it deems appropriate.

Performance Awards

The ATI Committees may grant performance awards to participants on the terms and conditions specified by the ATI Committees. Under a performance award, a participant receives a payment from the Company based on the extent to which predetermined performance targets are achieved over a specified award period. Performance awards may be denominated and/or paid in cash, Common Stock or a combination of both, as determined by the ATI Committees.

The ATI Committees establish the duration of an award period and the performance targets. They also decide whether the performance levels have been achieved, what amount of the award will be paid and the form of payment, which may be cash, stock or other property or any combination.

In the case of awards to covered employees, the targets will generally consist of attaining specified levels of one or more of the performance goals specified in the Plan. See “Performance-Based Compensation” below. When circumstances occur which the ATI Committees determine to be extraordinary and to cause predetermined performance targets to be an inappropriate measure of achievement, the ATI Committees, in their discretion, may adjust the performance targets to the extent consistent with the provisions of the Internal Revenue Code relating to the deductibility of the award for federal income taxes.

Generally, a participant will forfeit all rights to a performance award if the participant terminates employment before the end of the award period, unless the Personnel and Compensation Committee determines otherwise. On retirement, if the Personnel and Compensation Committee determines that an award should be paid, or in the case of death or disability, the award will be pro-rated based on the number of months the participant was employed during the award period.

Other Stock-Based Awards

The ATI Committee may make other awards of stock purchase rights or cash awards, Common Stock awards or other types of awards that are valued in whole or in part by reference to the value of the Common Stock. The ATI Committee will determine the conditions and terms that apply to these awards.

Short-Term Cash Awards

The Personnel and Compensation Committee may make performance-based annual cash incentive awards to any covered employees, as follows:

•	The class of persons covered consists of those senior executives who the ATI Committee determines to be subject to Section 162(m) of the Internal Revenue Code.

•	The targets for annual incentive payments to covered employees will consist only of specified levels of the performance goals specified in the Plan. See “Performance-Based Compensation” below.

•	In administering the incentive program and determining incentive awards, the Personnel and Compensation Committee will not have the flexibility to pay a covered executive more than the incentive amount indicated by the executive’s attainment of the performance goals under the applicable payment schedule. The Personnel and Compensation Committee will have the flexibility, in its discretion, to reduce this amount.

Change in Control

In order to preserve the value of outstanding awards for participants in the event of a change in control of the Company, unless the ATI Committees determine otherwise at the time of the grant of a particular award:

•	stock options and SARs immediately become exercisable;

•	the restrictions on all restricted shares lapse;

•	all performance awards become immediately payable; and

•	all other awards under the Plan vest and become nonforfeitable.

A change in control of the Company means any of the following events:

•	the acquisition of 25% or more of the Common Stock by a person or group, other than an acquisition approved by the Board of Directors;

•	a change in the composition of the Company’s Board of Directors such that the individuals who constitute the Board of Directors as of the effective date of the Plan no longer constitute at least two-thirds of the Company’s Board of Directors (unless the change is made by persons nominated by a Board at least two-thirds of whom were incumbent Board members);

•	stockholder approval of certain mergers, reorganizations or consolidations; or

•	stockholder approval of a complete liquidation or dissolution of the Company or a sale or other disposition of substantially all of the Company’s assets.

Performance-Based Compensation

Section 162(m) of the Internal Revenue Code limits the amount of the deduction that a company may take on its U.S. federal tax return for compensation paid to any covered employees (as previously noted, the Code refers to the named officers in the Summary Compensation Table of the proxy statement as “covered employees.”) The limit is $1 million per covered employee per year, with certain exceptions. This deductibility cap does not apply to “performance-based compensation,” if approved by the stockholders. The Company believes that certain awards under the Plan will qualify as performance-based compensation, if stockholders approve the Plan and it is otherwise administered in compliance with Code Section 162(m).

The Plan contains a number of measurement criteria that the Personnel and Compensation Committee may use to determine whether and to what extent a covered employee has earned a restricted stock award, performance award, other stock-based award or a short-term cash award.

The measurement criteria that the Personnel and Compensation Committee may use to establish specific levels of performance goals include any one or a combination of the following: operating income, operating profit, income before taxes, earnings per share, return on investment or working capital, return on stockholders’ equity, economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital), balanced scorecard, reductions in inventory, inventory turns and on-time delivery performance. The Personnel and Compensation Committee may set performance goals based on the achievement of specified levels of corporate-wide performance or performance of the Company subsidiary or business unit in which the participant works and safety measures, and other quantifiable, objective measures of individual performance relevant to the particular individual’s job responsibilities. The Committee may make downward adjustments in the amounts payable under a performance-based compensation award, but it may not increase the award amounts or waive the achievement of a particular goal.

Tax Aspects of the Plan

The grant of a nonqualified stock option or SAR under the Plan has no U.S. federal income tax consequences for the participant or the Company. Upon exercise of a stock option or SAR, the Company may take a tax deduction and the participant realizes ordinary income. The amount of this deduction and income is equal to the difference between the fair market value of the shares on the date of exercise and the exercise price of the stock option or SAR. The Personnel and Compensation Committee may permit participants to surrender Common Stock or have Common Stock withheld from the shares otherwise issuable in connection with the award to satisfy the required withholding tax obligation.

In the case of incentive stock options awarded to an employee, the participant does not recognize income on the grant or the exercise and the Company is not entitled to a deduction. However, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price is counted in determining the participant’s alternative minimum taxable income. When the participant disposes of the shares acquired on the exercise of an incentive stock option, the gain or loss recognized is treated as long-term capital gain or loss unless the disposition occurs within one year after the exercise or within two years after the grant of the incentive stock option; if the participant makes an earlier disposition of these shares, the participant may recognize ordinary income, to the extent the fair market value of the Common Stock on the date of exercise exceeds the exercise price (but not in excess of the amount the participant realizes in connection with the disposition) and the Company may take a deduction at the same time and for the same amount. The participant will also recognize capital gain, to the extent the amount realized on the sale of the Common Stock exceeds the participant’s basis in the Common Stock, which gain will be long-term or short-term, depending on how long the participant has held the Common Stock.

Regarding Plan awards (other than stock options or SARs) that are settled either in Common Stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the fair market value of the Common Stock or other property received. The Company may take a deduction for the same amount.

Regarding Plan awards (other than stock options or SARs) that are settled either in cash or in Common Stock or other property that is subject to contingencies restricting transfer and to a substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the fair market value of the Common Stock or other property received (less any amount paid by the participant) when the Common Stock or other property first becomes transferable or not subject to substantial risk of forfeiture, whichever occurs first. The Company may take a deduction at the same time and for the same amount.

The Personnel and Compensation Committee has discretion as to any award under the Plan to grant a participant a separate cash amount at exercise, vesting or lapse of restrictions to meet mandatory tax withholding obligations or to reimburse for any individual taxes paid.

The deductibility under the Internal Revenue Code of compensation payable under the Plan to covered employees is subject to the requirements of Section 162(m). The Incentive Plan is intended, with the approval of stockholders, to meet such requirements to the extent the awards are performance-based.

Recent Share Price

On March 5, 2007 (the record date for the Annual Meeting), the closing trading price for Company Common Stock was $94.44 per share.

Director Restricted Stock and Awards to Executives

The Nominating and Governance Committee intends to make an annual retainer fee award of Restricted Shares having a value of $75,000 to each member of the Board of Directors, subject to the approval of the stockholders of the 2007 Incentive Plan at the 2007 Annual Meeting. The first award would be made following the 2007 Annual Meeting. The valuation used to determine the number of shares to be issued will be based on average of high and low trading prices on the date of the grant. It is expected that the stock award will not vest for three years. The program is expected to provide that, during the restriction period, directors will be entitled to receive cash dividends paid on the restricted shares, and that the restricted shares will vest on death, retirement with the consent of the Company, or a change in control (as defined in the Incentive Plan). See “Director Compensation.”

While the Personnel and Compensation Committee has established general guidelines with respect to its compensation programs for officers and key employees which are described in the Compensation Discussion and Analysis section of this Proxy Statement, the designation of specific participants and the amount of any other award that may be made under the Plan will be determined in the discretion of the Personnel and Compensation Committee.

Vote Required for Approval

Approval of the 2007 Incentive Plan requires the affirmative vote of a majority of votes cast by holders of shares of common stock present in person or represented by proxy and entitled to vote at the meeting, provided that the number of votes cast must constitute a majority of the votes entitled to be cast at the meeting. The Board has approved the Plan and believes it to be in the best interests of the Company and the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
THE APPROVAL OF THE 2007 INCENTIVE PLAN.

Ratification of Selection of Independent Auditors — Item C on Proxy Card
Ernst & Young LLP (“Ernst & Young”) has served as independent auditors for the Company since August 15, 1996 and served as independent auditors for Allegheny Ludlum Corporation since 1980. They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters. The Audit Committee of the Board of Directors believes that Ernst & Young is knowledgeable about the Company’s operations and accounting practices and is well qualified to act in the capacity of independent auditors.

In appointing Ernst & Young as the Company’s independent auditors for the fiscal year ending December 31, 2007, and making its recommendation that stockholders ratify the appointment, the Audit Committee considered whether the audit and non-audit services Ernst & Young provides are compatible with maintaining the independence of our outside auditors.

If the stockholders do not ratify the selection of Ernst & Young, the Audit Committee will reconsider the appointment of Ernst & Young as the Company’s independent auditors.

Representatives of Ernst & Young will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions following the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS
INDEPENDENT AUDITORS FOR FISCAL YEAR 2007.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy that sets forth the manner in which the Audit Committee will review and approve all services to be provided by Ernst & Young before the firm is retained to perform the service. Under this policy, the engagement terms and fees of all audit services and all audit-related services are subject to the specific pre-approval of the Audit Committee. In addition, while the Committee believes that the independent auditor may be able to provide tax services to the Company without impairing the auditor’s independence, absent unusual circumstances, the Audit Committee does not expect to retain the independent auditor to provide tax services. Under the policy, the Committee has delegated limited pre-approval authority to the Chair of the Committee with respect to permitted, non-tax related services; the Chair is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all audit and non-audit services provided by Ernst & Young in 2006 and 2005.

Independent Auditor: Services and Fees

The fees and expenses billed by Ernst & Young for the indicated services performed during 2006 and 2005 were as follows:

Service	2006	2005

Audit fees	$2,790,000	$2,603,000
Audit-related fees	297,000	271,000
Tax fees	5,000	21,000
All other fees	6,000	—

Total	$3,098,000	$2,895,000

“Audit fees” consisted of fees related to the annual audit of the Company’s consolidated financial statements and review of the financial statements in our Quarterly Reports on Form 10-Q, Sarbanes-Oxley Section 404 attestation services, audit and attestation services related to statutory or regulatory filings, and the issuance of consents.

“Audit-related fees” consisted of fees related to the audits of employee benefit plans, pension and captive insurance company audits.

“Tax fees” consisted of fees related to IRS transcript reviews.

“All other fees” consisted of subscriptions to Ernst & Young’s web-based EYOnline accounting reference library.

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2006, which include the consolidated balance sheets of the Company as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2006, and the notes thereto (collectively, the “Financial Statements”).

Management is responsible for the Company’s internal controls and financial reporting process. Ernst & Young LLP (“Ernst & Young”), the Company’s independent auditors, are responsible for performing an independent audit of the Company’s Financial Statements in accordance with generally accepted auditing standards and expressing an opinion as to their conformity with generally accepted accounting principles and for attesting to management’s report on the Company’s internal control over financial reporting. One of the Audit Committee’s responsibilities is to monitor and oversee the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting.

The Audit Committee has reviewed, met and held discussions with the Company’s management, internal auditors, and the independent auditors regarding the Financial Statements, including a discussion of quality, not just acceptability, of the Company’s accounting principles, and Ernst & Young’s judgment regarding these matters.

The Audit Committee discussed with the Company’s internal auditors and independent auditors matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU§380). The Audit Committee met with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee has also discussed with Ernst & Young matters required to be discussed by applicable auditing standards.

The Audit Committee has received the written disclosures and the letter from Ernst & Young required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has also considered the compatibility of non-audit services with Ernst & Young’s independence. This information was also discussed with Ernst & Young.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors at the February 22, 2007 meeting of the Board that the Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the Securities and Exchange Commission. The Board has approved this inclusion.

Submitted by:
AUDIT COMMITTEE, whose members are:
Michael J. Joyce, Chairman
Diane C. Creel
James C. Diggs
Louis J. Thomas
John D. Turner

Stockholder Proposal — Item D on Proxy Card

The Company has been notified by The Office of the Comptroller of New York City, as custodian and Trustee of the New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, the New York City Police Pension Fund, and the New York City Fire Department Pension Fund, and as custodian of the New York City Board of Education (collectively, the “Funds”), that the Funds intend to introduce the following resolution at the Annual Meeting. The Funds, whose address is 1 Centre Street, New York, NY 10007-2341, beneficially own in the aggregate 292,608 shares of Common Stock.

Stockholder Proposal and Supporting Statement

WHEREAS:

Investors increasingly seek disclosure of companies’ social and environmental practices in the belief that they impact shareholder value.

Many investors believe companies that are good employers, environmental stewards, and corporate citizens are more likely to be accepted in their communities and to prosper long-term. According to Innovest, an environmental investment research consultant, major investment firms including ABN-AMRO, Neuberger Herman, Schroders, T. Rowe Price, and Zurich Scudder subscribe to information on companies’ social and environmental practices.

Sustainability refers to the development that meets present needs without impairing the ability of future generations to meet their own needs. The Dow Jones Sustainability Group defines corporate sustainability as “a business approach that creates long-term shareholder value by embracing opportunities and managing risks deriving from economic, environmental and social developments.”

Globally, approximately 1,900 companies produce reports on sustainability issues (www.corporateregister.com), including more than half of the global Fortune 500 (KPMG International Survey of Corporate Responsibility Reporting 2005).

Companies increasingly recognize that transparency and dialogue about sustainability are elements of business success. For example, Unilever’s Chairman stated in a 2003 speech, “So when we talk about corporate social responsibility, we don’t see it as something business ‘does’ to society but as something that is fundamental to everything we do. Not just philanthropy or community investment, important though that is, but the impact of our operations and products as well as the interaction we have with the societies we serve.”

An October 6, 2004 statement published by social research analysts reported that they value public reporting because “we find compelling the large and growing body of evidence linking companies’ strong performance addressing social and environmental issues to strong performance in creating long-term shareholder value... We believe that companies can more effectively communicate their perspectives and report performance on complex social and environmental issues through a comprehensive report than through press releases and other ad hoc communications.” (www.socialinvest.org)

RESOLVED:

Shareholders request that the Board of Directors issue a sustainability report to shareholders, at reasonable cost, and omitting proprietary information, by December 31, 2007.

Supporting Statement

The report should include the company’s definition of sustainability, as well as a company-wide review of company policies, practices and indicators related to measuring long-term social and environmental sustainability.

We recommend that the company use the Global Reporting Initiative’s Sustainability Reporting Guidelines (“The Guidelines”) to prepare the report. The Global Reporting Initiative (www.globalreporting.org) is an international organization with representatives from the business, environmental, human rights and labor communities. The Guidelines provide guidance on report content, including performance in six categories (direct economic impacts, environmental, labor practices and decent work conditions, human rights, society, and product responsibility). The Guidelines provide a flexible reporting system that permits the omission of content that is not relevant to company operations. Almost 900 companies use or consult the Guidelines for sustainability reporting.

THE BOARD OF DIRECTORS’ STATEMENT AGAINST
THE STOCKHOLDER PROPOSAL

The Board of Directors has considered the above proposal and recommends that you vote “AGAINST” the proposal for the following reasons:

The Company’s current social and environmental policies adequately address the sustainability concerns raised by the Funds in its proposal. We value integrity, accountability and the environment, which are evidenced in our policies and practices described below.

The Company has a commitment to corporate responsibility and adherence to the highest standards of ethical business conduct. In our annual report, we profile this outlook in the section captioned “Our Commitment to Integrity.” It outlines our dedication to sound business practices through our strong corporate self-governance program, evidenced by, among other things, our Corporate Guidelines for Business Conduct and Ethics (the “Ethics Guidelines”), which are posted on the “About Us — Our Ethics” section of our web site, www.alleghenytechnologies.com. The Ethics Guidelines highlight our Do What’s Right® philosophy and address compliance with environmental, employment and workplace safety, antitrust and other laws. The Ethics Guidelines describe our commitment to equal opportunity and fair treatment of employees, and the responsibility of our employees to avoid conflicts of interest, protect against discrimination, treat others with dignity and respect, and act with integrity and honesty in all circumstances. All employees, officers and directors are required to read and adhere to the Ethics Guidelines and have a duty to report violations of the Ethics Guidelines and other Company policies. The Ethics Guidelines and a commitment to Do What’s Right are the foundation of our business culture.

As is emphasized in our Ethics Guidelines, we also care about the communities in which we conduct business. In addition to encouraging employees’ social, political and other engagement in their communities, the Company actively participates in the areas in which its facilities are located through charitable giving. We donate to various civic and social organizations, including service organizations dedicated to health and human welfare, as well as to the arts. The Company has consistently generously donated to the United Way, and has sponsored annual United Way Days of Caring in local communities in Pennsylvania, Oregon, North Carolina, and South Carolina. Moreover, the Company and our employees have created and contributed to scholarship funds for schools, colleges and universities around the country and where we have operations. Our operating companies have received recognition for their community involvement and ethical conduct in the workplace.

In our foreign enterprises, we endeavor to improve the lives of our employees and the communities in which they live and work. For example, at our Shanghai STAL facility in China, we have implemented Western-style safety standards for our employees and pay well above average wages and benefits. Our STAL joint venture also has contributed funds to a local university for scholarships.

We consider environmental compliance to be an integral part of our operations. Not only is environmental protection addressed in the Ethics Guidelines, but the Company also has a separate set of Environmental Guidelines that require compliance with all federal, state, regional and local environmental laws and regulations. Under the Environmental Guidelines, each operating company has an environmental management system that includes mechanisms for regularly evaluating environmental compliance and managing changes in business operations while assessing environmental impact.

We also recognize the need for the protection of the environment and the importance of measured use of the earth’s natural resources. One of the hallmarks of our Allegheny Technologies Incorporated Business System (ATIBS) is the elimination of waste in all phases of our manufacturing processes. An important part of that is recycling materials. Many of the products that several of our operating companies manufacture, such as stainless steel and nickel-based alloys, begin as used materials (i.e., scrap metal), and the finished products are themselves recyclable. In fact, approximately 75% or more of the raw materials that Allegheny Ludlum and Allvac use to manufacture specialty metals start from scrap material, which is either purchased or internally-generated by our own manufacturing processes. Once those specialty metals reach the end of their life span, as scrap metal they can be recycled as raw material for new specialty metals. Each of our other operating companies also uses scrap metal as starting materials, although on a smaller scale.

Our commitment to recycling and reusing materials is also evident in the following examples:

•	Certain of our slag materials remaining from melting specialty metals are processed to remove valuable metals, such as chromium and nickel, which is then reused in our melting processes. The remaining slag components are usable as construction material, such as for road building.

•	Substantial recycling and regeneration occurs at our facilities in our acid pickling operations, such as the recirculation and regeneration of nitric and hydrofluoric acids.

•	Our new titanium sponge facility is being constructed adjacent to an existing producer of magnesium. This proximity reduces transportation costs and associated fuel usage, as well as reduces the amount of energy necessary to remelt the magnesium for our processes. The magnesium chloride byproduct of our manufacturing will be shipped back to the magnesium producer for reprocessing into magnesium, allowing the Company to realize synergistic benefits.

•	Our facilities are state-of-the-art with the latest pollution control technology.

In addition, our specialty metals are key components of environmentally friendly products. Being corrosive-resistant, stronger and more durable, the Company’s high-quality products are more effective, efficient and long-lasting, which in turn benefits the environment by consuming fewer natural resources and using less energy. For example:

•	Our stainless steel, which does not corrode or react upon exposure to ethanol, can be used in the construction of ethanol plants and pipelines which are becoming more prevalent to help reduce U.S. dependence on foreign oil.

•	Our highly corrosive-resistant alloys are used in flue gas desulfurization (FGD) units and pollution control scrubbers at coal-fired plants, helping to dramatically reduce air pollution in the United States and in developing countries.

•	We are one of few producers worldwide to make castings large enough to be used in wind turbines for energy efficient electricity production.

•	With support from the Department of Energy’s Solid State Energy Conservation Alliance, we have partnered to develop fuel cell material for power generation.

•	Production of stainless steel through the Company’s electric arc furnaces is the most energy efficient and eco-friendly form of steel production, limiting greenhouse gas emissions.

•	Our stainless steel is used in high-efficiency gas home furnaces and other energy efficient applications.

Moreover, we are always striving for process improvements that are environmentally friendly. We believe that specialty metal production and environmental concerns are interconnected.

We regularly perform internal audits to monitor the effectiveness of our compliance efforts and to ensure adherence to Company policies and procedures. Any potential noncompliance is corrected and monitored; this enforces and reinforces our ethical business conduct and our Do What’s Right philosophy.

We are dedicated to building and maintaining the trust and respect of our stockholders, employees, customers, suppliers, and communities. While the Board of Directors recognizes the Funds’ interest in the Company’s social and environmental policies, the Board of Directors believes that preparing the sustainability report is unnecessary and would not be an efficient, effective or prudent use of corporate resources. Preparation of a comprehensive sustainability report would be expensive and time-consuming and would duplicate efforts that the Company has already undertaken to derive the policies and information described above. Furthermore, we already make publicly available materials that address the issues raised by this proposal in our periodic reports, news releases, and web site information.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST
THIS STOCKHOLDER PROPOSAL.

OTHER BUSINESS

The Company knows of no business that may be presented for consideration at the meeting other than the items indicated in the Notice of Annual Meeting. If other matters are properly presented at the meeting, the persons designated as proxies on your proxy card may vote at their discretion.

Following adjournment of the formal business meeting, L. Patrick Hassey, Chairman, President and Chief Executive Officer, will address the meeting and will hold a general discussion period during which the stockholders will have an opportunity to ask questions about the Company and its business.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Personnel and Compensation Committee (referred to in this Report as the “Committee”) has reviewed and discussed the following Compensation Discussion and Analysis with Company management. Based on such review and discussion, the Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2007 Proxy Statement. The Committee furnishes this Report for inclusion in the 2007 Proxy Statement.

Submitted by:
PERSONNEL AND COMPENSATION
COMMITTEE, whose members are:
James E. Rohr, Chairman
Diane C. Creel
W. Craig McClelland

Compensation Discussion and Analysis

The Company provides this discussion and analysis concerning its substantive compensation goals, objectives, policies and procedures. The Company has charged the Personnel and Compensation Committee (the “Committee”), composed of three independent, non-employee directors, with a twofold task. With regard to the named executive officers and certain other senior management employees, the Committee has the sole responsibility to carry out the Company’s overarching policy of linking the compensation program to the interests of stockholders. The Committee also has the responsibility to outline the programs for management employees more generally and to supervise management’s implementation to ensure a continuing source of leadership for the Company. The Committee uses a “pyramid” approach to manager compensation generally, scaling compensation challenges and opportunities by level of responsibility and focusing performance on measures particular managers can most directly influence.

Summary

The management compensation program is designed to attract and retain a deep pool of managerial talent that shares the Company’s commitment to enhancing stockholder value in the short and longer terms. The Committee views the compensation program as a management tool that, through goal and target setting, encourages the management team to achieve or surpass the Company’s business objectives. The array of goals and targets used as incentives across all management levels, which include both financial performance measures as well as achievement of pre-set goals within a particular participant’s area of responsibility, are designed to encourage a team-oriented approach to driving the present value of the Company and to position it for the challenges of the future.

The Committee believes that, as management responsibility increases, compensation should be more heavily weighted to performance so that compensation is more “at risk.” The Committee believes this view will help challenge, attract and retain superior managers experienced in the Company’s businesses as well as direct their efforts toward achieving the specific tasks the Board and senior management delineate as necessary for profitable growth.

The Committee consistently has described the management compensation program as having the following philosophy:

•	Competitive in the aggregate;

•	Performance oriented with opportunities for superior compensation for superior results;

•	Linked to the interests of stockholders; and

•	Attractive for long term careers with the Company.

General Principles

For many years, and continuing in 2006, the Committee’s approach to all manager compensation has been to offer a compensation package consisting of base compensation competitive with an identified peer group of companies and incentive opportunities that are performance oriented and linked to the interests of stockholders. For approximately 350 key employees and senior managers, the program consists of base salary and annual incentives. For approximately 100 of such employees, namely senior executives, the program adds longer-term (generally three year) cash and/or equity plans. The following pyramid graphic illustrates the divisions by responsibility levels.

For retention purposes, the Committee has authorized participation in qualified and non-qualified retirement plans, a limited number of employment contracts and double trigger change in control agreements.

The Committee has always retained discretion for recruitment and retention purposes as well as to reward extraordinary performance. The key concept in the compensation program for senior executives is and has been to provide comparatively modest compensation for average performance but to recognize superior performance with top quartile compensation.

The Committee ceased awarding stock options to employees as a matter of policy after 2003 and subsequently the Company became an early adopter of Statement of Financial Accounting Standards (FAS) No. 123(R) “Share-Based Payments” (“FAS 123(R)”). Some stock options granted before that time remain outstanding as reported elsewhere in this Proxy Statement. The Committee retains discretion to award stock options to employees but there is no present intent to do so except in recruitment or retention situations. At the time the Committee ceased awarding stock options, it chose to implement the Performance/ Restricted Stock Program for a smaller, more senior group of managers than the group previously considered for option awards. The Committee’s view was that the Performance/ Restricted Stock Program, by putting half of each award “at risk” for performance for the limited group of employees, would more efficiently provide a strong incentive to the management employees more able to influence corporate earnings and goal achievement.

The Company has stock ownership guidelines for its executive officers. The guidelines call for a minimum level of stock ownership based on the executive’s base salary, which is designed to further link these executives’ interests to increased stockholder value, as follows: Chief Executive Officer, three times base salary; Executive Vice Presidents, two times base salary; and Vice Presidents, one times base salary. The executives must reach the target ownership levels before September 2008. These guidelines have been met as of December 31, 2006. The Company also has stock ownership guidelines for its directors, which are discussed in the “Director Compensation” section of this Proxy Statement.

Current Compensation Structures

The Committee views the compensation program as integrated through several levels of the Company’s management employees. For base salary, the Committee engaged an independent compensation consultant to perform a salary survey of a group of companies with which the Company competes for non-executive management talent as a benchmark for determining the reasonableness of base compensation for salaried employees generally. Base salary for the named officers was benchmarked using a more focused survey of a peer group. The peer group is more fully described under the caption “Three-Year Total Stockholder Return.” With some exceptions recommended by senior management to meet competitive and skill set needs, base compensation for the broad manager group is set at or near the mid-point of the competitive group.

For cash and equity incentive programs, the Company uses a “pyramid” approach based on levels of responsibility. With the assistance of its compensation consultant and the advice of legal advisors for the Company, the Committee designs, benchmarks and establishes each of the incentive programs. The Committee determines the general responsibility levels to participate in each program. With reference to the Company’s business plans as in effect at the time of the implementation of each incentive program, the Committee designates the general performance measures for each incentive program. For the named officers and several other senior managers, the Committee sets the specific performance goals and targets and makes awards of incentive opportunities. For less senior managers participating in the incentive plans, the Committee gives senior management wide latitude to recommend specific performance measures and opportunity awards. The following illustrates and provides a general overview of the “pyramid” approach (each lower level includes participants in each higher level):

Key Employee Performance Plan (“KEPP”)	This is a cash-based incentive plan with a three-year performance measurement period. Performance is measured in the degree to which pre-set earnings levels are actually achieved over the three-year period. The Committee has negative discretion to reduce payments to the extent the Committee believes certain specific operational goals have not been achieved. The purpose of the program has been to drive earnings and simultaneously encourage the repositioning of the Company and retain key executives.

Total Shareholder Return Incentive Compensation Program (“TSRP”)	This is an equity-based incentive plan in which awards are denominated in shares of stock. Awards are earned to the extent the returns on Company Common Stock (generally, trading price increase plus dividends) compare favorably to the returns on peer group common stock over a three-year performance measurement period. If the returns merit, the number of shares actually earned can be the target number for 50th percentile performance up to three times target for over 90th percentile performance with extrapolation between these points. No shares are awarded below the 25th percentile performance. The purpose of this program is to focus management directly on the returns to stockholders.

Performance/Restricted Stock Program	Shares of performance/restricted stock are awarded to participants. The restrictions provide that one-half of each award will vest, if at all, only if pre-set earnings targets are achieved over a three-year period. Vesting of the other half will accelerate if the performance targets are reached but otherwise will vest only if the employee is employed by the Company on the fifth anniversary of the grant. Provisions are made for death, disability and retirement. This program has a retention element but is primarily designed to drive earnings.

Annual Incentive Plan (“AIP”) (Annual bonus)	This is a cash-based, incentive bonus plan. Performance is measured based on a weighted formula that takes into account operating earnings, operating cash flow, manufacturing improvements, employee safety, environmental compliance and responsiveness to customers. This diverse matrix of measures allows the Committee, for senior managers, and management, for less senior managers, to direct attention to goals and achievements within each participant’s direct control.

Overall, these incentive plans are designed to reward achievement of a matrix of performance measures that individually and in the aggregate are hallmarks of meeting the financial and ethical expectations of the Company’s constituencies, primarily its stockholders. Compliance with Company ethics guidelines is a prerequisite to any individual payment. Earnings are defined with reference to GAAP but exclude any advantages that may occur for the recapture of deferred tax assets and certain other effects of prior tax loss years. Each program has appropriate “claw back” provisions.

In implementing the incentive programs, the Committee periodically reviews compensation practices in the industry generally and in the peer group in particular. It may choose to implement different programs in the future. For retention purposes, the Committee also benchmarks the levels of awards from time to time so that the Company’s programs are competitive with others who may be in the market for executive level talent. Award levels may be increased or decreased for peer group practices and competitive purposes.

For recent years, the Committee has implemented the incentive compensation programs, all of which have performance features, using the following methods (describing the pyramid in inverse):

•	Annual Incentive Plan or “AIP” — in which some 350 employees are eligible. For executive officers and certain other senior employees, the performance criteria are solely on a corporate-wide basis. For other participants, performance criteria are geared to the respective company or division or area of responsibility of a particular manager. The target incentive opportunities have ranged from 15% of base compensation for less senior executives to 60% of base compensation for executive vice presidents and 80% of base compensation for the CEO. The AIP allows the Committee to exercise negative discretion to reduce payments if actual performance does not exceed targeted performance. In the most recent three years, the extraordinary financial performance of the Company caused the Committee to use its discretion and award bonus payments in excess of the AIP formula in some cases.

•	The Performance/Restricted Stock Program — in which some 100 employees are eligible. Earnings thresholds are set with respect to a three-year business plan. Because of its retention element, the earnings levels in this plan are not as challenging as the earnings level in other incentive programs. Awards are denominated in shares of common stock, using the fair market value of the common stock on the date of grant which is defined as the average of the high and low trading prices on the date the award is made by the Committee. Dollar levels of awards have ranged from 20% of base compensation for less senior participants to 50% of base compensation for executive vice presidents and 80% of base compensation for the CEO. Because this program is denominated in shares of stock, the dollar value of awards if earned may exceed, or be less than, the dollar value of the awards when granted.

•	The Total Shareholder Return Incentive Compensation Program or “TSRP” — in which approximately 50 managers participate. Awards are denominated in shares of common stock, using a per share value equal to the average of the closing price over the 30 trading days immediately preceding the first day of the performance measurement period. The percentile rank of returns on the Company’s Common Stock compared with actual returns on the Common Stock of the peer group determines whether participants receive no shares (less than 25th percentile), target (at 50th percentile) or up to three times the target number of shares (90th percentile or higher).

Extrapolation is made between the points. The dollar value of grant opportunities at target on the date of grant in recent years have ranged from 20% of base compensation for less senior executives participating to 50% for executive vice presidents and 80% of base compensation for the CEO. Because this plan increases the number of shares that may ultimately be awarded for performance above the target level, and because performance above the target level may contribute to a higher trading price, either or both of the number of shares actually earned and their dollar value when earned may exceed the target dollar value at grant. Similarly, because this program is denominated in shares of stock, the dollar value of awards if earned may be less than the dollar value of the awards when granted, and the number of shares ultimately received may be less than the target level, depending on the Company’s performance.

•	The Key Employee Performance Plan or “KEPP” — in which the five named officers in the Summary Compensation Table and four company presidents participate. Under KEPP, cash targets are based on two levels. Improvement in earnings over a three-year base period is the measure for level one. Accomplishment of specific team tasks key to positioning the Company for future challenges provides a guideline for the negative discretion permitted under level two. For the 2004-2006 performance measurement period, the minimum level of achievement required a turnaround in operations and a net income improvement of $192 million over the prior three-year period with seven gradients above the minimum target, with the first gradient of $60 million and the remaining six gradients at $50 million. For the 2005-2007 and 2006-2008 performance measurement periods, the target rate of income before taxes improvement in one performance measurement period over another was increased substantially. The Committee intends for the income before taxes targets for this plan to be particularly challenging, requiring continued substantial earnings improvement over the rolling three-year prior period which, itself, may include then record earnings years. The minimum performance level in each KEPP period has exceeded the maximum level in each prior KEPP performance measurement period. The specific tasks for level two are proprietary but have included acquiring assets required to penetrate predetermined niche markets, efficiently increasing the Company’s titanium production capacity, specific cost control measures, increase in overseas presence and production and other team oriented tasks key to the Company’s long term business plan designed to fundamentally reposition the Company to succeed in evolving markets. These strategic actions are intended to be formidable objectives to achieve. Target awards are set at one times base salary and achievement of each gradient above target increases the compensation by approximately one times base salary. KEPP payments for the 2006-2008 performance measurement period may be made if the actual achievement for any one or more years exceeds the average annual targets.

The levels of incentive compensation opportunities have been benchmarked against the peer group with the assistance of the Committee’s outside advisors so that incentive compensation delivered to executives would reflect actual achievement of the Company-focused internal and external measures described above and be within the practices of the comparable group. The level of actual achievement of the pre-set goals determine whether aggregate compensation was below, at or above the mid-point of the peer group companies. The benchmarking process sets the performance targets so that achievement of an average level of these measures would provide aggregate compensation near the mid-point of the peer group. Poor performance merits poor or no rewards and there have been, in fact, years in which no annual and/or long term incentive compensation was earned. However, superior performance merits compensation toward the upper end of the range of the peer group. The Committee intends that the upper end of the competitive range can be reached by (i) performing at a superior level against challenging financial and team performance measures keyed to specific Company business plans and (ii) the potential stock price increases that such performance should bring to all constituencies.

The Committee believes it strikes an appropriate balance for executive officers between cash and stock compensation opportunities on one axis and between one year and longer term measurements on another. At target levels of awards, based on stock trading values when the award is made, approximately 60% of compensation opportunities for executive officers are payable in cash (base pay, annual bonus and KEPP) and 40% is payable in stock (performance/restricted stock and TSRP). On the axis of short and longer term performance measurement periods, the Committee believes this balance achieves consistency in goal setting that considers both the short term results and building a platform for future profitable growth. On the axis of cash and equity opportunities, the Committee believes the ratio directs the executives’ attention to the interest of stockholders and encourages executives to retain shares of stock. In future planning, it is expected that the Committee will strive to retain these general ratios.

The Company also sponsors a number of defined contribution and, for some executives, defined benefit retirement arrangements, with non-qualified programs compliant with Section 409A of the Code aimed at restoring the effects of limitations imposed by the Code, typical of manufacturing companies. The Company is a party to only two employment agreements, a three-year evergreened agreement with Mr. Hassey that was entered into when Mr. Hassey was recruited in 2003, and a one-year evergreened agreement with Mr. Walton that was entered into in 1996 when Allegheny Ludlum Corporation and Teledyne, Inc. entered a business combination. For a discussion of these agreements, see the “Employment and Change in Control Agreements” section of this Proxy Statement. The Company provides a limited number of perquisites, having eliminated the use of automobiles and reimbursement for country club memberships several years ago. In the process of recruiting Mr. Hassey in 2003, the Company agreed to accommodate his request that he be able to avoid relocating his family from its Salt Lake City residence. In order to do so, Mr. Hassey periodically uses Company leased aircraft so that he can maintain a full schedule with the Company. It is also noted that Mr. Hassey’s 2003 employment agreement was executed prior to the discontinuance of option grants to employees and Mr. Hassey was granted 120,000 options at $6.73 per share, the average of the high and low trading price on October 1, 2003, the day that Mr. Hassey began his employment as CEO. Mr. Hassey’s employment agreement was signed in August of 2003 and Mr. Hassey served as a consultant to the Company prior to October 1, 2003.

For more information on each of the incentive compensation plans, please see the narrative discussion following the Grants of Plan-Based Awards Table.

Process

The Committee meets periodically throughout each year alone and with its outside advisors to review the status of achievements toward previously granted incentive compensation opportunities and to benchmark and explore appropriate compensation methods for future years. The Committee discusses these matters with management, particularly the CEO, for a portion of each meeting. In a typical meeting, the Committee will meet with the advisors and management for a period of time discussing the matters on which input from management is appropriate. Then the Committee excuses management to discuss certain items with the advisors only. The Committee also reserves time to meet without management or the advisors.

All performance targets are set as early as possible after the Company’s business plan is agreed upon by the Board for the coming year. In no event will a performance target be set after March 31st of a calendar year so that the requirements of Section 162(m) of the Internal Revenue Code regarding performance based compensation are met. The target opportunities for the respective compensation devices are calibrated with the assistance of the outside advisors to reflect mid-point practices of members of the peer group. A guidepost is that average performance within the peer group parameters will earn only mid-point compensation in the aggregate. The Committee then looks to the motivational aspects of the performance increments so that, if superior performance is achieved, compensation may be in the top quartile but within bounds of competitive practices. It is expected that superior financial and stock price performance will dovetail with the interests of stockholders.

AIP and KEPP opportunities are denominated in dollars. With respect to the Performance/ Restricted Stock and TSRP programs, a percentage of base salary is used to determine the number of shares of Company Common Stock awarded, so that the compensation actually earned under these programs is directly in line with the value conferred on stockholders as a result of the Company’s performance.

With the assistance of its outside advisors, the Committee constructed and periodically reviews a peer group of companies involved in the metals businesses. There are no public companies which engage in the full range of the Company’s specialty metal production, fabrication, marketing and distribution. Peer group companies are selected based on the relative similarity to one or more aspects of the Company’s businesses and on the risk profiles typically assigned by the capital markets. The Committee recognizes that some companies in the peer group are more heavily involved in one aspect of the Company’s business than others. For example, two members of the peer group are involved almost exclusively in the titanium business while others are primarily in the less specialized stainless steel business; some are more heavily involved in sales than in production or fabricating, etc. However, on balance, the Company believes that the peer group is representative of the companies in our industry that serve similar markets. The peer group companies are set forth under the caption “Three-Year Total Stockholder Return.”

CEO Compensation and Compensation Decisions for Performance Measurement Periods Ending in 2006

The Company notes that this discussion is prepared at the end of the first three-year incentive compensation performance measurement period after Mr. Hassey became Chief Executive Officer. The KEPP was a plan designed with Mr. Hassey’s assistance as a way to focus management energy on achieving specific team oriented tasks and challenge management to produce earnings.

After incurring losses over the previous three years, in 2004, Mr. Hassey and his management team announced the three-year strategic intent for the Company:
2004 — Transition and Transform
2005 — Accelerating Profitability
2006 — Profitable Growth

This three-year period also served as the performance measurement period for the Company’s long-term incentive plan awards granted in 2004.

As reported elsewhere, the actual earnings, stock price and other performance measures of the management performance program of the Company have been superior during this period.

At the time the equity-based opportunities were denominated for the 2004 through 2006 performance measurement period, the closing price of the Company’s Common Stock on the NYSE was $11.10 per share, reflecting several consecutive quarters of losses. The number of shares awarded as opportunities for the 2004 through 2006 performance measurement periods under the TSRP and Performance/Restricted Stock Program were determined by multiplying base pay by a percentage determined in consultation with outside advisors to reflect competitive practices and divided by the then applicable trading price. For the TSRP, the applicable stock price was the average of the closing prices of the Common Stock over the thirty trading days immediately preceding January 1, 2004, or $10.20 per share. For the Performance/ Restricted Stock, the applicable stock price was the average of the high and low trading prices of the stock on the day the award was made, or $11.385 per share. The result of the process was a fixed number of target shares.

During the 2004-2006 performance measurement period, the management team delivered on the three-year strategic intent. At the end of 2006, the Company’s revenues had grown to $4.9 billion, from $2.7 billion in 2004. At the close of the 2004 through 2006 performance measurement period, the closing trading price was $90.68 per share. By the time the achievement of all performance measures was determined on January 26, 2007, the valuation date for the award, which was two business days following the release of the Company’s fourth quarter 2006 earnings, the average of the high and low trading prices of ATI Common Stock had increased to $98.98 per share. The $98.98 per share value is shown in the dollar values of the compensation in the Option Exercises and Stock Vested Table.

The approximately nine-fold increase in the trading price of Company Common Stock does not increase the relative percentage of outstanding shares awarded but does have a substantial effect on the dollar value of the awards realized because the target values increase at the same rates as the stock prices and rewards to stockholders increase. In terms of dollars, for the various compensation periods ending December 31, 2006, only the base pay and benefit (including the non-qualified plans shown in the “All Other Compensation” column of the Summary Compensation Table) components represented guaranteed compensation. All other amounts were “at risk” for performance achievement. For Mr. Hassey and each of the other named officers in the Summary Compensation Table, approximately 87% of their respective compensation earned during the 2004-2006 performance measurement period was “at risk.”

In early 2007, the Committee reviewed the earnings results, the relative rates of return on the Company’s common stock and the achievement of individual goals. The Committee applied those results to the formulae under the respective long term plans and awarded the shares and cash earnings shown in the tables. For the AIP, based on the Company’s extraordinary performance in 2006, the Committee exercised its discretion and increased the annual bonus amounts above the formula benefit paid to Mr. Hassey by $1,337,584, and for Messrs. Harshman, Kittenbrink, Shilling and Walton, by $130,912 each, in recognition of the superior performance for calendar year 2006.

Three-Year Total Stockholder Return

The following graph, which is derived from the comparable five-year graph appearing in Item 5 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, shows the cumulative total stockholder return (i.e., price change plus reinvestment of dividends) (“TSR”) on our Common Stock for three years, from December 31, 2003 through December 31, 2006, as compared to the S&P 500 Index, a peer group of companies, and the S&P Steel Index (formerly known as the S&P Iron & Steel Index). The total stockholder return for the peer group is weighted according to the respective issuer’s stock market capitalization at the beginning of each period. The graph assumes that $100 was invested on December 31, 2003. For a comparison of the Company’s TSR for the past five years, please see Item 5 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which contains the five-year performance graph required by Item 201(e) of Regulation S-K.

Peer group companies for the cumulative three-year total return period ended December 31, 2006 were as follows:

AK Steel Holding Corporation	Quanex Corporation
Alcan Inc.	Reliance Steel & Aluminum Co.
Alcoa Inc.	RTI International Metals, Inc.
Carpenter Technology Corporation	Steel Dynamics, Inc.
IPSCO Inc.	Titanium Metals Corporation
Kennametal Inc.	United States Steel Corporation
Nucor Corporation

COMPARISON OF CUMULATIVE THREE-YEAR TOTAL RETURN

The peer group shown is the peer group reviewed by the Personnel and Compensation Committee in evaluating the Company’s compensation programs, and is the peer group used in the 2004-2006 TSRP. Under the TSRP, the TSR of the Company is compared to the TSR of the peer group on an absolute basis and is not weighted for market capitalization. The amount of the award, if any, is determined by measuring the Company’s TSR performance against the relative performance of all peer group companies, without regard to their size. This is unlike the above performance graph, in which the returns are weighted for market capitalization, causing the TSR performance of a large capitalization company to have greater weight than the TSR performance of a small capitalization company. As a result, in the performance graph, weak performance of a large capitalization company will have a greater weight than the strong performance of a small capitalization company.

Summary Compensation Table for 2006

The following Summary Compensation Table sets forth information about the compensation paid by the Company to the Chief Executive Officer, the Chief Financial Officer and to each of the other three most highly compensated executive officers required to file reports under Section 16 of the Securities Exchange Act of 1934, as of December 31, 2006 (the “named officers”).

							Change in
							Pension
							Value and
							Non-Qualified
						Non-Equity	Deferred
Name and				Stock	Option	Incentive Plan	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)(3)	($)(4)	($)(4)	($)(5)	($)(6)	($)(7)	($)

L. Patrick Hassey	2006	850,000	1,337,584	1,800,408	—	10,445,749	330,000	615,248	15,378,989
Chairman, President and Chief Executive Officer

Richard J. Harshman	2006	400,000	130,912	514,560	1,788	4,702,421	310,000	127,869	6,187,550
Executive Vice President, Finance and Chief Financial Officer

Douglas A. Kittenbrink	2006	400,000	130,912	518,124	1,788	4,702,421	140,000	123,635	6,016,880
Executive Vice President, Corporate Planning and International Business Development(1)

Jack W. Shilling(2)	2006	400,000	130,912	529,536	1,788	4,702,421	710,000	133,228	6,607,885
Executive Vice President, Corporate Development and Chief Technical Officer

Jon D. Walton	2006	400,000	130,912	514,560	1,788	4,702,421	300,000	131,808	6,181,489
Executive Vice President, Human Resources, Chief Legal and Compliance Officer, General Counsel and Corporate Secretary

(1)	Effective March 1, 2007, in connection with the retirement of Jack W. Shilling. Previously, Mr. Kittenbrink served as Executive Vice President, ATI Business Systems and Group President, Engineered Products.

(2)	Dr. Shilling announced his retirement from his position with the Company, effective March 31, 2007.

(3)	Consists of discretionary cash bonuses.

(4)	The values set forth in this column are based on the aggregate grant date fair value of performance/restricted stock awards, awards under the Company’s TSRP and stock options, computed in accordance with FAS 123(R) and represents the expense recorded in 2006 under FAS 123(R), and include performance/restricted shares and TSRP awards made in 2004, 2005 and 2006, each of which has a three-year performance measurement period, and stock options granted in 2003 with a three-year vesting period. A discussion of the relevant assumptions made in the valuations may be found in MD&A and in Notes 1 and 7 to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. The right to receive dividends on performance/restricted stock, which are paid in the form of additional shares of performance/restricted stock, is not reflected in the grant date fair value computed under FAS 123(R). See note 7 below for the amount of dividends paid thereon in 2006.

(5)	Consists of performance-based cash awards earned in 2006 under the 2006 AIP and Company’s Key Employee Performance Plan (“KEPP”) for 2004-2006, respectively, as follows: Mr. Hassey, $1,612,416 and $6,000,000; and for each Messrs. Harshman, Kittenbrink, Shilling and Walton, $569,088 and $2,800,000. This column also includes amounts earned under the 2006-2008 KEPP based on 2006 performance, which amounts are not payable until the completion of the 2006-2008 performance measurement period and are subject to forfeiture prior to the end of the performance measurement period if employment is terminated for reasons other than death, disability or retirement.

(6)	The amounts in this column reflect the actuarial increase in the present value of the named officer’s benefits under all pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and include amounts which the named officer may not currently be entitled to receive because such amounts are not vested.

(7)	The amounts do not include perquisites and other personal benefits received individually by Messrs. Harshman, Kittenbrink, Shilling and Walton because the aggregate value of such benefits for each individual did not exceed $10,000. Mr. Hassey received perquisites and personal benefits in 2006 of $213,572 for air travel. He also received amounts for club membership and parking.

Other amounts included in the “All Other Compensation Column” consist of the following:

			Contributions
			made by the
			Company to
			401(k) and		Dividends on
			other		Nonvested
		Benefit	Defined		Performance/
		Restoration	Contribution	Insurance	Restricted
	Tax Reimbursements	Plan	Plans	Premiums	Shares
Name	($)	($)	($)	($)	($)

L. Patrick Hassey	27,871 (for air travel, city club membership and parking)	290,700	20,320	13,068	45,020
Richard J. Harshman	3,235 (for city club membership and parking)	83,200	22,320	*	12,408
Douglas A. Kittenbrink	3,217 (for city club membership and parking)	78,200	22,320	*	12,408
Jack W. Shilling	3,244 (for city club membership and parking)	83,200	22,320	*	13,184
Jon D. Walton	3,244 (for city club membership and parking)	83,200	22,320	*	12,408

*	Amount is included in the “All Other Compensation Column” but did not exceed $10,000.

The value of any perquisites, including personal travel amounts, are calculated based on the aggregate incremental cost to the Company. Amounts for Mr. Hassey relating to air travel, most of which are commuting expenses to and from Mr. Hassey’s family home in Salt Lake City, Utah, are calculated based on the hourly and fuel charges and excise taxes paid by the Company for the leased aircraft used. In the process of recruiting Mr. Hassey in 2003, the Company agreed to accommodate his request that he be able to avoid relocating his family from its Salt Lake City residence. In order to do so, Mr. Hassey periodically uses Company leased aircraft so that he can maintain a full schedule with the Company. Mr. Hassey’s use of Company leased aircraft for these purposes is a provision of Mr. Hassey’s employment agreement with the Company. Also, the Personnel and Compensation Committee has required Mr. Hassey to use Company leased aircraft for the Company’s benefit.

Under the non-qualified Benefit Restoration Plan, the Company supplements payments received by participants under the Company’s qualified defined benefit plan (referred to as the ATI Pension Plan) and its defined contribution plan (which is known as the Retirement Savings Plan) by accruing benefits on behalf of participants in amounts that are equivalent to the portion of the formula contributions or benefits that cannot be made or accrued under such plans due to limitations imposed by the Internal Revenue Code. See also the narrative discussion following the Non-Qualified Deferred Compensation Table.

The quarterly dividends paid on performance/ restricted shares, as described in note 4 above, are based on the intra-day price of the shares on the applicable dividend payment date. The price used to reinvest shares, and the mechanism and manner in which the dividends are reinvested, are consistent with the Company’s dividend reinvestment plan.

Grants of Plan-Based Awards for 2006

										All Other
										Option
			Estimated			Estimated			All Other	Awards:	Exercise
			Possible Payouts			Possible Payouts			Stock	Number of	Or Base	Grant Date
			Under Non-Equity			Under Equity			Awards:	Securities	Price of	Fair Value of
			Incentive Plan Awards			Incentive Plan Awards			Number	Underlying	Option	Plan-Based
		Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	of Shares	Options	Awards	Equity
Name	Description(1)	Date	($)	($)	($)	(#)(2)	(#)(2)	(#)(2)	of Stock (#)	(#)	($/sh)	Award ($)(3)

L. Patrick Hassey	AIP	2/22/2006	340,000	680,000	1,612,416
	KEPP	2/22/2006	850,000	850,000	8,500,000
	P/R Stock	2/22/2006				6,647	13,293	13,293				664,052
	TSRP	2/22/2006				10,081	20,162	60,486				1,622,875

	Total		1,190,000	1,530,000	10,112,416	16,728	33,455	73,779	—	—	—	2,286,927

Richard J. Harshman	AIP	2/22/2006	120,000	240,000	569,088
	KEPP	2/22/2006	400,000	400,000	4,000,000
	P/R Stock	2/22/2006				1,955	3,910	3,910				195,324
	TSRP	2/22/2006				2,965	5,930	17,790				477,316

	Total		520,000	640,000	4,569,088	4,920	9,840	21,700	—	—	—	672,640

Douglas A. Kittenbrink	AIP	2/22/2006	120,000	240,000	569,088
	KEPP	2/22/2006	400,000	400,000	4,000,000
	P/R Stock	2/22/2006				1,955	3,910	3,910				195,324
	TSRP	2/22/2006				2,965	5,930	17,790				477,316

	Total		520,000	640,000	4,569,088	4,920	9,840	21,700	—	—	—	672,640

Jack W. Shilling	AIP	2/22/2006	120,000	240,000	569,088
	KEPP	2/22/2006	400,000	400,000	4,000,000
	P/R Stock	2/22/2006				1,955	3,910	3,910				195,324
	TSRP	2/22/2006				2,965	5,930	17,790				477,316

	Total		520,000	640,000	4,569,088	4,920	9,840	21,700	—	—	—	672,640

Jon D. Walton	AIP	2/22/2006	120,000	240,000	569,088
	KEPP	2/22/2006	400,000	400,000	4,000,000
	P/R Stock	2/22/2006				1,955	3,910	3,910				195,324
	TSRP	2/22/2006				2,965	5,930	17,790				477,316

	Total		520,000	640,000	4,569,088	4,920	9,840	21,700	—	—	—	672,640

(1)	Represents the Company’s Annual Incentive Plan (AIP), Key Employee Performance Plan (KEPP), Performance/ Restricted Stock Program (P/R Stock) and Total Shareholder Return Incentive Compensation Program (TSRP).

(2)	Amounts do not include associated dividends received on performance/restricted stock awarded in the form of additional shares of performance/restricted stock.

(3)	The values set forth in this column are based on the aggregate grant date fair value of awards computed in accordance with FAS 123(R). A discussion of the relevant assumptions made in the valuations may be found in MD&A and in Notes 1 and 7 to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Annual Incentive Plan.  In considering performance targets for the 2006 AIP, the Committee took into account the Company’s business and operations plans. The Committee recognized that opportunities for 2006 should allow for reasonable rewards for meeting, and larger amounts for exceeding, the performance goals that represented substantial challenges to AIP participants. The Company performance goals for 2006 consisted of the following components:

Operating Earnings Achievements	40%
Operating Cash Flow Achievements	30%
Manufacturing Improvements	10%
(Inventory Turns 5%)
(Yield Improvements 5)%
Safety and Environmental Improvements	10%
(Lost Time Incidents 5%)
(Recordable Incidents 5)%
Customer Responsiveness Improvements	10%
(Delivery Performance 5%)
(Quality/Complaints 5%)

Under the 2006 AIP, no payments were to be made if the operating earnings achieved were less than the established minimums for each item, notwithstanding the level of achievement of the other performance goals for the year. In addition, the Committee decided that a prerequisite to any award is compliance with ATI’s Corporate Guidelines for Business Conduct and Ethics.

The individual AIP opportunities are granted at “Threshold,” “Target” and “Maximum” levels, which are predetermined levels of achievement of the performance goals and are expressed as a percentage of base salary. For Mr. Hassey, the respective percentages of base pay that may be paid under AIP for 2006 based on the relative levels of achievement were 40% at Threshold, 80% at Target and 160% at Maximum. For Messrs. Harshman, Kittenbrink, Shilling and Walton, the Committee determined that the percentages of base salary to be paid under AIP for 2006 at Threshold would each be 30%, at Target would each be 60% and at Maximum would each be 120%.

Under the AIP, the Committee retains negative discretion to reduce actual amounts payable to an individual by up to 20% each if the individual does not achieve goals determined appropriate by the Committee. The Committee also has the discretion to pay up to 20% of an individual’s calculated award as annual bonus if, in its discretion, such additional amounts are warranted under the circumstances, including achieving financial performance in excess of the Maximum performance goals set for the year. No discretionary additional amount would be performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

As previously disclosed, the Committee has chosen not to grant stock options to employees as a matter of policy after 2003 and, although permitted to grant stock options under the 2000 Incentive Plan, the Committee did not grant stock options to employees in 2006.

The programs implemented for 2006-2008, and also reflected in preceding tables, were:

Performance/Restricted Stock Program:  For the 2006-2008 performance measurement period, one-half of the stock-based awards granted will vest, if at all, only upon the Company’s achievement of at least an aggregate of $300 million in earnings (determined in accordance with U.S. generally accepted accounting principles) for the period of January 1, 2006 through and including December 31, 2008. If the earnings targets are not reached or exceeded on or before December 31, 2008, or if the individual leaves the employ of the Company for a reason other than retirement, death or disability, this one-half of the stock-based award will be forfeited. The other one-half of the stock-based awards is traditional restricted stock but also has a performance element. This one-half of each award will vest upon the earlier of (i) February 22, 2011 (if, except in the case of retirement, death or disability, the participant is still an employee of the Company on that date) or (ii) attainment of the performance criteria for the January 1, 2006 through December 31, 2008 period. The performance criteria were closely tied to attainment of the Company’s business plan for the 2006-2008 period. The amount of the performance/restricted share award is calculated as a percent of base salary, based on the trading value of the stock (without restrictions) on the date of the award. The respective percentage of base salary used to determine the number of shares of performance/restricted stock for the named officers is as follows: Mr. Hassey, 80%, and Messrs. Harshman, Kittenbrink, Shilling and Walton, 50%.

Dividends accumulate on shares granted, even if not yet earned, under the Performance/ Restricted Stock Program.

Total Shareholder Return Incentive Compensation Program (“TSRP”) — Under the TSRP, participants receive an opportunity to earn a target number of shares based on a comparison of the Company’s total stockholder return (change in stock price plus dividends paid, or “TSR”) for a three-year performance measurement period compared to the TSR for the performance measurement period of a peer group of companies approved by the Committee. The peer group consists of publicly held companies that engage in metals, metals-handling and aerospace-related or metals-related businesses. The peer group is more fully discussed in the “Three-Year Total Stockholder Return” portion of the Compensation Discussion and Analysis section of this Proxy Statement.

The Committee determined that there would be a new TSRP performance measurement period starting on January 1, 2006, and ending on December 31, 2008. Under the terms of the TSRP, the Committee selected the eligible participants, established a target number of performance shares for each participant, and constructed the peer group of companies for that performance measurement period. The target number of shares was determined by dividing a predetermined percentage of an individual’s base salary by the average closing prices of a share of Company Common Stock for the thirty trading days preceding January 1, 2006. The percentage of base salary used to determine the number of shares to be issued under the program for the named officers at target is as follows: Mr. Hassey, 80%, and Messrs. Harshman, Kittenbrink, Shilling and Walton, 50%.

For the 2006-2008 performance measurement period, participants in the TSRP can earn from 50% (at threshold, which is performance at the 25th percentile) to a maximum of 300% of the targeted number of shares for performance at the 90th percentile or above, depending on the percentile rank of the Company’s TSR for the performance measurement period as compared to the TSR of the peer group of companies for the same period. Performance below threshold earns 0%. The earned number of shares of Common Stock, if any, are issued to the participants after the end of the performance measurement period. The design of the TSRP was largely unchanged from 2004 and 2005.

Key Employee Performance Plan (“KEPP”) — The Company’s KEPP is a long-term cash bonus plan in which nine key individuals, including the five named officers, participate and will receive cash payments if, but only if, a predetermined level of financial performance is attained or exceeded for the applicable performance measurement period. KEPP was established by the Committee initially in 2004 in order to keep the Company’s long-term incentive programs competitive with peer companies. The Committee has established three performance measurement periods under the KEPP: 2004-2006, 2005-2007 and 2006-2008.

Opportunities under KEPP are scaled so that aggregate compensation of participants will be at or below median of a comparable group of companies if performance is less than the threshold level of payment but will result in aggregate compensation to KEPP participants at approximately the 90th percentile of the comparator group if performance is at the highest preset gradient. Threshold and gradients are intended to be substantial challenges to participants and are set with reference to improvements in earnings over the preceding period’s actual results. For the initial three-year performance measurement period of KEPP, 2004-2006, the threshold level of performance required a turnaround from the losses experienced by the Company for the base period, and required an improvement in net income of an aggregate of $192 million over the base period. The first of seven gradients required an additional $60 million of earnings and the remaining six gradients required an additional $50 million. Between 2004 and 2006, the Company experienced an over $1 billion turnaround in net income, having gone from losses in 2003 to accelerating profitability over each of the three years of the performance measurement period. No additional amount would be paid for performance achieving earnings above the highest gradient. Therefore, the KEPP paid out maximum performance levels for the 2004-2006 performance measurement period, which were capped at 7 times the applicable percentage of base salary for the respective participants.

For the new 2006-2008 performance measurement period, an aggregate of $900 million in income before taxes is required at threshold, and each of the successive nine gradients requires an additional $100 million in aggregate income before taxes. Additionally, at level two there are specific goal tasks that are proprietary but have in the past included acquiring assets required to penetrate predetermined niche markets, efficiently increasing the Company’s titanium production capacity, specific cost control measures, increase in overseas presence and production and other team oriented tasks key to the Company’s long term business plan designed to fundamentally reposition the Company to succeed in evolving markets. KEPP payments may be made if the actual achievement for any one or more years exceeds the average annual targets. The Committee has been informed by its compensation consultant that, in a sixteen year period, only one company in the comparator group has maintained the rate of earnings and income before taxes improvements required to qualify for threshold levels of payments for the three performance measurement periods.

The KEPP program is divided into two levels, one requiring payment of cash bonuses if a designated threshold level of income before taxes for the 2006 through 2008 performance measurement period is reached and the second permitting the Committee to exercise negative discretion on a separate bonus pool formed if the preset financial performance goals are reached. The Committee’s negative discretion concerning the second level will be based on the Committee’s evaluation of the extent to which designated key operational objectives are achieved and the Committee’s evaluation of the performance of the trading price of the Company’s common stock. For the 2006-2008 performance measurement period, the payment for threshold performance is approximately 0.4% of the amount of income before taxes for each of level one and level two and the payment opportunities increase to approximately 2% of the designated amount of income before taxes for level one and for level two at the highest gradient. No compensation is paid for performance in excess of the highest gradient.

The percentage of the bonus pools that would or could be paid to individual participants varies slightly at the various gradients. The CEO’s percentage of any pool is not greater than 24% at any gradient above threshold and, at some gradients, is less. The other named officers’ opportunities average approximately 11% each at the various gradients.

For a discussion of employment agreements that the named officers have entered into with the Company, please see the “Employment and Change in Control Agreements” section of this Proxy Statement.

Outstanding Equity Awards at Fiscal Year-End for 2006
 _ _

		Option Awards					Stock Awards
											Equity
									Equity		Incentive
									Incentive		Plan
									Plan		Awards:
									Awards:		Market
									Number		or Payout
				Equity					of		Value of
				Incentive				Market	Unearned		Unearned
				Plan			Number of	Value of	Shares,		Shares,
		Number of	Number of	Awards:			Shares or	Shares or	Units or		Units or
		Securities	Securities	Number of			Units of	Units of	Other		Other
		Underlying	Underlying	Securities			Stock	Stock	Rights		Rights
		Unexercised	Unexercised	Underlying	Option		that	that	that		That
		Options	Options	Unexercised	Exercise	Option	Have	Have	Have Not		Have Not
		Exercisable	Unexercisable	Unearned	Price	Expiration	Not Vested	Not Vested	Vested		Vested
Name	Grant Date	(#)(1)(2)	(#)(1)	Options (#)	($)	Date	(#)(1)(3)	($)(4)	(#)(1)		($)(4)

L. Patrick Hassey	07/10/2003	1,000	—	—	6.51	07/10/2013

	10/01/2003	45,000	—	—	6.73	10/01/2013

	02/25/2005						14,851	1,346,689	14,850	(5)	1,346,598

	02/25/2005								94,380	(6)	8,558,378

	02/22/2006						6,647	602,750	6,646	(5)	602,659

	02/22/2006								60,486	(6)	5,484,870

		46,000	—	—			21,498	1,949,439	176,362		15,992,506

Richard J. Harshman	01/24/2003	10,000	—	—	5.70	01/24/2013

	02/12/2003	5,000	—	—	3.63	02/12/2013

	02/25/2005						4,368	396,090	4,368	(5)	396,090

	02/25/2005								27,759	(6)	2,517,186

	02/22/2006						1,995	177,279	1,955	(5)	177,279

	02/22/2006								17,790	(6)	1,613,197

		15,000	—	—			6,323	573,370	51,872		4,703,753

Douglas A. Kittenbrink	01/31/2002						1,113	100,927

	02/25/2005						4,368	396,090	4,368	(5)	396,090

	02/25/2005								27,759	(6)	2,517,186

	02/22/2006						1,995	177,279	1,955	(5)	177,279

	02/22/2006						—	—	17,790	(6)	1,613,197

		—	—	—			7,436	674,296	51,872		4,703,753

Jack W. Shilling	02/25/2005						4,368	396,090	4,368	(5)	396,090

	02/25/2005								27,759	(6)	2,517,186

	02/22/2006						1,995	177,279	1,955	(5)	177,279

	02/22/2006								17,790	(6)	1,613,197

		—	—	—			6,323	573,370	51,872		4,703,753

Jon D. Walton	01/24/2003	10,000			5.70	01/24/2013

	02/12/2003	5,000			3.63	02/12/2013

	02/25/2005						4,368	396,090	4,368	(5)	396,090

	02/25/2005								27,759	(6)	2,517,186

	02/22/2006						1,995	177,279	1,955	(5)	177,279

	02/22/2006								17,790	(6)	1,613,197

		15,000	—	—			6,323	573,370	51,872		4,703,753

(1)	This table relates to unexercised options to purchase Company Common Stock as of December 31, 2006, and shares of performance/restricted stock and awards under the TSRP that have not vested for performance measurement periods ending in 2007 and 2008.

(2)	Of Mr. Hassey’s 46,000 stock options, 45,000 awarded to him as an employee vested immediately upon grant, and the 1,000 options awarded to him as a director vested upon the one year anniversary of the date of grant. Stock options awarded to all other named officers vested in equal amounts annually over three years from their respective dates of grant.

(3)	Consists of shares of time-based restricted stock. In conjunction with the shares set forth in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested” column of this table, the number of shares reported in this column represent the number of shares that would be awarded if the maximum performance measure under the Performance/Restricted Stock Program for the 2005-2007 and 2006-2008 performance measurement periods are met at the end of the applicable performance measurement period. This assumption was made because 2006 performance exceeded maximum.

(4)	Amounts were calculated using $90.68 per share, the closing trading price of Company Common Stock at December 31, 2006. When the performance/restricted shares were granted in February 2005, the share price used to determine the number of shares awarded was the average of the high and low trading prices on the date of grant, which was $22.895. When the performance/restricted shares were granted in February 2006, the share price used to determine the number of shares awarded was the average of the high and low trading prices on the date of grant, which was $51.155. When the TSRP share awards were granted, the stock price used to calculate the number of shares was $21.165 in 2005 and was $33.7263 in 2006, which is the average trading price for the thirty trading days prior to the first day of the performance measurement period.

(5)	Consists of shares of performance-based stock. In conjunction with the shares set forth in the “Number of Shares or Units of Stock that Have Not Vested” column of this table, the number of shares reported in this column represent the number of shares that would be awarded if the maximum performance measure under the Performance/Restricted Stock Program for the 2005-2007 and 2006-2008 performance measurement periods are met at the end of the applicable performance measurement period.

(6)	The number of shares represent the number of shares that would be awarded if the maximum performance measure under the TSRP for the 2005-2007 and 2006-2008 performance measurement periods are met at the end of the performance measurement period. This assumption was made because 2006 performance exceeded maximum.

Option Exercises and Stock Vested for 2006

	Option Awards			Stock Awards
	Number of		Value	Number of
	Shares		Realized on	Shares	Value
	Acquired on		Exercise	Acquired on	Realized on
Name	Exercise (#)(1)		($)(7)	Vesting (#)(8)	Vesting ($)(9)

L. Patrick Hassey	75,000	(2)	5,097,960	261,607	25,893,903
Richard J. Harshman	66,667	(3)	3,801,045	69,248	6,854,188
Douglas A. Kittenbrink	85,000	(4)	5,129,626	69,248	6,854,188
Jack W. Shilling	32,335	(5)	2,333,680	76,943	7,615,866
Jon D. Walton	66,667	(6)	3,801,045	69,248	6,854,188

(1)	Options to purchase Company Common Stock were awarded pursuant to the Company’s 2000 Incentive Plan.

(2)	Mr. Hassey exercised 75,000 stock options on May 16, 2006.

(3)	Mr. Harshman exercised 41,667 stock options on March 6, 2006 and 25,000 stock options on May 16, 2006.

(4)	Mr. Kittenbrink exercised 45,000 stock options on January 30, 2006 and 40,000 stock options on October 27, 2006.

(5)	Dr. Shilling exercised 32,335 stock options on November 17, 2006.

(6)	Mr. Walton exercised 41,667 stock options on March 6, 2006 and 25,000 stock options on May 16, 2006.

(7)	Amounts were calculated by multiplying the number of shares acquired upon exercise of the stock options by the difference between the exercise price of the stock options and the value received upon sale of Company Common Stock on the applicable date of exercise.

(8)	Consists of shares of performance/restricted stock awarded on March 11, 2004 pursuant to the Performance/Restricted Stock Program plus dividends paid on such shares during the 2004-2006 performance measurement period in additional shares of performance/restricted stock, and shares awarded at the maximum amount (or three times target) based on performance pursuant to the TSRP at the 90th percentile or above, respectively, in the following amounts for the named officers (excluding dividend amounts): Mr. Hassey, 59,728 and 200,001; Messrs. Harshman, Kittenbrink and Walton, 15,810 and 52,941; Dr. Shilling, 17,567 and 58,824.

(9)	Amounts were calculated using the award price of $98.98 per share, which was the average of the high and low trading prices of Company Common Stock for January 26, 2007, the business day prior to the award date. The closing price of Company Common Stock on the date that the performance measurement period ended, December 31, 2006, was $90.68 per share. When the stock awards, as described in note 7 to this table, were made in 2004, the price used to determine the number of shares of performance/restricted stock issued was $11.385 per share, which was the average of the high and low trading prices of the Company’s Common Stock on the NYSE on March 11, 2004. At the time the TSRP award opportunity was set in 2004 for the 2004-2006 performance measurement period, the awards were denominated in shares of Company Common Stock based on a percentage of the participant’s base salary at the beginning of the performance measurement period, with the number of shares based on the average closing price for a share of Company Common Stock on the NYSE for the thirty trading days immediately prior to the beginning of the performance measurement period, which was $10.20 per share.

Pension Benefits for 2006

			Present Value
		Number of Years	of Accumulated	Payments During
		Credited Service	Benefit	Last Fiscal Year
Name	Plan Name	(#)(1)	($)(2)	($)

L. Patrick Hassey	Supplemental Pension Plan	3	1,000,000	—
Richard J. Harshman	ATI Pension Plan	29	700,000	—
	ATI Benefit Restoration Plan	21	240,000	—
	Supplemental Pension Plan	6	660,000	—
Douglas A. Kittenbrink	ATI Pension Plan	15	510,000	—
	Supplemental Pension Plan	15	710,000	—
Jack W. Shilling	ATI Pension Plan	34	1,810,000	—
	ATI Benefit Restoration Plan	34	1,130,000	—
	Supplemental Pension Plan	17	1,380,000	—
Jon D. Walton	ATI Pension Plan	21	1,510,000	—
	Supplemental Pension Plan	21	1,450,000	—

(1)	Years of credited service reflect the number of years of actual service for each individual during their participation under the respective plans.

(2)	The present value of accumulated benefit as of December 31, 2006 is computed using the relevant actuarial assumptions consistent with those used to value the Company’s defined benefit pension plans in the Company’s 2006 audited financial statements.

The Company maintains a qualified defined benefit pension plan, called the Allegheny Technologies Incorporated Pension Plan (“ATI Pension Plan”), which has a number of benefit formulas that apply separately to various groups of employees and retirees. In general, the variances among formulas are determined by work location and job classification. A principal determinant is whether an employee was employed by Allegheny Ludlum Corporation (“Allegheny Ludlum”), as in the case of Messrs. Kittenbrink, Shilling and Walton, or by Teledyne, Inc. (“TDY”), as in the case of Mr. Harshman, in 1996 when those corporations engaged in a business combination to form the Company. Mr. Hassey does not participate in the ATI Pension Plan under any formula.

Allegheny Ludlum ceased pension accruals under its pension formula in 1988, except for employees who then met certain age and service criteria. Dr. Shilling met those criteria and continues to accrue benefits under the Allegheny Ludlum formula of the ATI Pension Plan as well as under a restoration plan that will pay retirement benefits to Dr. Shilling from general corporate assets in an amount representing the difference between the amount generated under the Allegheny Ludlum formula, without regard to limitations imposed by the Internal Revenue Code, and the amount generated after giving effect to limitations under the Code. Mr. Walton has a modest frozen benefit under the Allegheny Ludlum formula. Mr. Kittenbrink accrued no benefit under the Allegheny Ludlum benefit formula. Neither Mr. Walton nor Mr. Kittenbrink participates in a restoration plan for defined benefits.

Both the Allegheny Ludlum formula and the TDY formula multiply years of service by compensation and then by a factor to produce a benefit which, in turn, is reduced with respect to Social Security amounts payable to determine a monthly amount payable as a straight life annuity. Participants can choose alternate benefit forms, including survivor benefits. The Allegheny Ludlum and TDY definitions of service and compensation differ somewhat, as do the factors used in the respective formulas. However, the differences in the resulting benefits between the two formulas are small for the named officers to which they apply.

Upon becoming a corporate employee, Mr. Harshman ceased receiving credit for service under the TDY formula after having been credited with approximately twenty years of service under that formula. Mr. Harshman participates in a restoration plan for defined benefits that would restore to him from corporate assets the amount not payable under the TDY formula due to limits under the Code.

As an alternative benefit, if greater than the benefit under the applicable Allegheny Ludlum or TDY formula, the named individuals, other than

Mr. Hassey, participate in the ATI Pension Plan at specified, actuarially determined accrual rates per year that do not exceed annual accrual rates permitted under the Code. The monthly straight life annuity value is determined by multiplying (1) the highest rate of monthly compensation in the five years prior to retirement after giving effect to applicable limitations on compensation imposed by Section 401(a)(17) of the Internal Revenue Code (which was $220,000 for 2006) by (2) the specified accrual rates (ranging from 2.5% to 3.4%) and then by (3) years of service not in excess of 30. Benefits are not subject to offset for Social Security or other third party benefits. These benefits are subject to further reduction to comply with any applicable limitations under the Code. No restoration plan applies to benefits accrued under the specified, actuarially determined rates.

Normal retirement age under the ATI Pension Plan is age 65. Participants can retire with immediate commencement of an undiscounted accrued benefit after thirty years of service regardless of age. Participants can retire prior to attaining age 65 or 30 years of service with benefit payments discounted for early payment at age 62 with at least 10 years of service or, with a greater discount, at age 55 with at least 10 years of service.

In addition, the Company has established a Supplemental Pension Plan that provides certain key employees of the Company and its subsidiaries, including the named officers (or their beneficiaries in the event of death), with monthly payments in the event of retirement, disability or death, equal to 50% of monthly base salary as of the date of retirement, disability or death. Monthly retirement benefits start following the end of the two-month period after the later of (1) age 62, if actual retirement occurs prior to age 62 but after age 58 with the approval of the Board of Directors, or (2) the date actual retirement occurs, and generally continue for a 118-month period. With respect to Mr. Hassey, one year of payments is accrued for each year of service, to a maximum of 10 years. The plan describes the events that will terminate an employee’s participation in the plan.

Nonqualified Deferred Compensation for 2006

	Executive	Registrant		Aggregate
	Contributions	Contributions	Aggregate Earnings	Withdrawals/	Aggregate Balance
	In Last FY	In Last FY	In Last FY	Distributions	at Last FYE
Name	($)(1)	($)(1)	($)(2)	($)	($)

L. Patrick Hassey	—	290,700	28,410	—	652,806
Richard J. Harshman	—	83,200	13,334	—	306,396
Douglas A. Kittenbrink	—	78,200	14,327	—	329,213
Jack W. Shilling	—	83,200	21,789	—	500,667
Jon D. Walton	—	83,200	21,050	—	483,689

(1)	Reflects contributions made pursuant to the Benefit Restoration Plan. Under the terms of the plan, the participants do not contribute; only the Company contributes to the plan on the executives’ behalf. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table for 2006.

(2)	Aggregate earnings are calculated using the fiscal year end balance, including current year contributions, multiplied by the interest rate on the Fixed Income Fund investment option in the Company’s (qualified) Defined Contribution Pension Plan. For 2006, this rate was 4.55%.

Under the non-qualified Benefit Restoration Plan, the Company supplements payments received by participants under the ATI Pension Plan and the Retirement Savings Plan by accruing benefits on behalf of participants in amounts that are equivalent to the portion of the formula contributions or benefits that cannot be made or accrued under such plans due to limitations imposed by the Internal Revenue Code. Payouts under the Benefit Restoration Plan are made at the same times and in the same forms as under the ATI Pension Plan and the ATI Retirement Savings Plan.

Employment and Change in Control Agreements

In August 2003, the Company entered into an employment agreement with L. Patrick Hassey in connection with his employment as President and Chief Executive Officer, effective October 1, 2003. The agreement has an initial term of three years and renews automatically each month thereafter for a successive three-year term absent notice from one party to another of termination. Under the terms of his employment agreement, Mr. Hassey is paid an annual base salary of at least $850,000. In the process of recruiting Mr. Hassey in 2003, the Company agreed to accommodate his request that he be able to avoid relocating his family from its Salt Lake City residence. In order to do so, Mr. Hassey periodically uses Company leased aircraft so that he can maintain a full schedule with the Company. Mr. Hassey’s use of Company leased aircraft for these purposes is a provision of Mr. Hassey’s employment agreement with the Company. In addition, under the terms of the employment agreement, Mr. Hassey is entitled to participate in the Annual Incentive Plan and the Company’s other executive compensation programs, including the TSRP, the KEPP and the Supplemental Pension Plan on the terms outlined above. Mr. Hassey is bound by a confidentiality provision, and he is subject to non-competition and non-interference covenants during the term of his employment and for one year thereafter. Also, a non-disparagement provision survives for 24 months following the termination of his employment.

The agreement also provides that if the Company terminates Mr. Hassey’s employment for reasons other than cause (defined in the agreement to mean (i) a willful failure to perform substantially his duties after a written demand for substantial performance is given, (ii) willful engagement in illegal conduct or gross misconduct, or (iii) the breach of a fiduciary duty involving personal profit), or if he resigns for good reason (defined in the agreement to mean (i) the assignment of duties inconsistent with position, (ii) failure by the Company to pay compensation and benefits when due other than a failure not occurring in bad faith, (iii) relocation of Company headquarters outside of Pittsburgh, Pennsylvania or requiring substantially more business travel, (iv) purported termination other than as expressly permitted in the agreement, or (v) failure by the Company to cause a successor corporation to adopt and perform under the agreement), Mr. Hassey will receive all payments and obligations accrued through the date of his termination, as well as a cash severance payment equal to (a) three times the sum of his then-current annual base salary plus the amount of Annual Incentive Plan bonus payable for the year of termination at the greater of actual-to-date performance or target, (b) all accrued benefits under all qualified and nonqualified pension, retirement and other plans in which he participates, (c) accelerated vesting of stock options and stock-based rights which shall remain exercisable until the earlier of their expiration or three years from the date of termination, (d) earned but not yet paid TSRP or other equity-based awards, and (e) continued health and life insurance benefits for 36 months following the date of termination, unless such termination or resignation occurs after a change in control. A change in control is defined to include (i) the acquisition by an individual or entity of 20% or more of Company voting stock, (ii) incumbent directors ceasing to constitute a majority of the Board, (iii) approval by Company stockholders of a reorganization, merger or consolidation, (iv) approval by the Company stockholders of a liquidation or sale or disposition of 60% in value of the Company’s assets, or (v) the occurrence of any of the preceding events within 90 days prior to the date of termination. If such termination or resignation occurs within one year after a change in control, Mr. Hassey will receive all payments and obligations accrued through the date of his termination, as well as a cash severance payment equal to (a) three times the sum of his then-current annual base salary plus the amount of AIP payable for the year at the greater of actual-to-date performance or target, (b) all accrued benefits under all qualified and nonqualified pension, retirement and other plans in which he participates, (c) accelerated vesting of stock options and stock-based rights which shall remain exercisable until the earlier of their expiration or three years from the date of termination, (d) payments with respect to the TSRP and KEPP for the completed and uncompleted performance measurement periods, (e) vesting of equity-based awards at the target level of performance, (f) continued health and life insurance benefits for 36 months following the date of termination, and (g) reimbursement for taxes, including excise taxes, assessed.

The Company entered an employment agreement with Mr. Walton in connection with the combination of Allegheny Ludlum Corporation and Teledyne, Inc. in 1996. The initial term under the agreement was three years, but by its terms, the agreement renews automatically each month absent notice from one party to the other, so that the then remaining term is one year. The agreement provides for the payment of base salary as well as for eligibility to participate in incentive compensation, equity compensation, employee and fringe benefit plans offered to senior executives of the Company. The agreement generally terminates prior to the expiration date without breach by any party in the event of Mr. Walton’s death, disability or voluntary resignation. The Company may also terminate the agreement for cause without breach by it. If Mr. Walton resigns for good reason (which is defined to include demotion, reduction in base pay or movement of corporate headquarters), or if the Company terminates his employment for reasons other than cause or disability, then Mr. Walton is entitled to receive continued payment of his base salary through the date of termination, as well as payments equal to (a) his base pay for the remaining term of the agreement, (b) cash bonus, determined based on actual financial results, (c) service credit for the period of the remaining term of the agreement under Company deferred compensation plans and the Benefit Restoration Plan, and full vesting under such plans, (d) reimbursement of certain legal and tax audit fees, and (e) continued participation in certain compensation and employee benefit plans for the remainder of the term, including certain supplemental pension benefits. Mr. Walton is subject to a confidentiality covenant and is bound by a non-competition provision during the term of his employment.

The Company has entered into change in control severance agreements, as amended, with the named officers (other than Mr. Hassey) and other key employees to assure the Company that it will have the continued support of the executive and the availability of the executive’s advice and counsel notwithstanding the possibility, threat or occurrence of a change in control. A change in control is defined as (i) the Company’s actual knowledge that (x) an individual or entity has acquired beneficial ownership of 20% or more of the voting power of Company stock or (y) persons have agreed to act together for the purpose of acquiring 20% or more of the voting power of Company stock, (ii) the completion of a tender offer entitling the holders to 20% or more of the voting power of Company stock, (iii) the occurrence of a successful solicitation electing or removing 50% of the Board or the Board consisting less than 51% of continuing directors, or (iv) the occurrence of a merger, consolidation, sale or similar transaction. In general, the agreements provide for the payment of severance benefits if a change in control occurs and within 24 months after the change in control either the Company terminates the executive’s employment with the Company without cause (defined to mean a felony conviction, breach of fiduciary duty involving personal profit, or intentional failure to perform stated duties after thirty days’ notice to cure) or the executive terminates employment with the Company for good reason (defined to mean (i) a material diminution of duties, responsibilities or status or the assignment of duties inconsistent with position, (ii) relocation more than 35 miles from principal job location, (iii) reduction in annual salary or material reduction in other compensation or benefits, (iv) failure by the Company to cause a successor corporation to adopt and perform under the agreement, or (v) purported termination other than as expressly permitted in the agreement). The employee is entitled to all payments and obligations accrued through the date of termination, severance compensation, which includes a multiple of base salary (three for the named officers), certain accrued benefits, and payments with respect to the TSRP and KEPP for the completed and uncompleted performance measurement periods. The agreements with Messrs. Harshman, Kittenbrink, Shilling and Walton and certain other key employees also provide for (a) a prorated payment of an incentive bonus under the AIP equal to that which would have been paid had the Company achieved 120% of target, (b) the continuation of perquisites and welfare benefits for 36 months, (c) reimbursement up to $15,000 for outplacement services, and (d) years of credited service and full vesting under the Company’s supplemental pension plans in which the executive participates. The agreements also provide for the vesting of outstanding stock options and the lifting of restrictions on stock awarded under the 2000 Incentive Plan. Also, the Company will pay the employee a gross-up payment for excise taxes, if necessary. The agreements have a term of three years, which three-year term will continue to be extended until either party gives written notice that it no longer wants to continue to extend the term. If a change in control occurs during the term, the agreements will remain in effect for the longer of three years or until all obligations of the Company under the agreements have been fulfilled. In 2006, the Personnel and Compensation Committee reviewed the change in control severance agreements, including the change in control valuation, as well as the purposes and effects of the agreements and determined that it is in the Company’s best interests to retain the change in control agreements on their current terms and conditions.

Potential Payments Upon Termination or Change in Control

The tables below reflect estimates of the amount of compensation in addition to the amounts shown in the compensation tables to each of the named officers of the Company in the event of termination of such executive’s employment. The amount of enhanced compensation payable to each named officer upon voluntary termination, retirement, involuntary not for cause termination, for cause termination, involuntary or good reason termination within 24 months following a change in control and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2006, and are estimates of the amounts which would be paid out to the executives upon their termination. On December 31, 2006, the closing trading value of Company Common Stock on the NYSE was $90.68. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which a named officer’s employment terminates, he may be entitled to receive amounts earned during his term of employment. Such amounts include:

•	non-equity incentive compensation earned during the fiscal year;

•	amounts contributed under the savings portion of the Retirement Savings Plan and the Benefit Restoration Plan;

•	unused vacation pay; and

•	amounts accrued and vested through the ATI Pension Plan and Supplemental Pension Plan.

Payments Made Upon Retirement

In the event of the retirement of a named officer, in addition to the items identified above:

•	he will continue to retain any outstanding stock options for the remainder of the outstanding ten-year term;

•	he will be entitled to receive a prorated share of each outstanding TSRP award upon the completion of such cycle when, if and to the extent such award is earned during the applicable performance measurement period;

•	he will be entitled to receive all outstanding performance/restricted shares when and to the extent the restrictions on such shares lapse upon the passage of time or the achievement of the applicable performance criteria;

•	he will be entitled to receive that portion of the outstanding KEPP awards that were earned at the time of his retirement and a prorated share of the remaining portion of each outstanding KEPP award;

•	he will be entitled to receive payments under the Supplemental Pension Plan, beginning two months after his retirement subject to Section 409A of the Code;

•	he will continue to receive health and welfare benefits until he reaches age 65 and will receive health and welfare benefits for his dependants, as applicable, subject to the limitations applicable to all salaried employees; and

•	he will continue to receive life insurance benefits until his death.

Consent of the Company is required for payments of the TSRP, performance/restricted shares and KEPP awards described above upon retirement.

Payments Made Upon Death or Disability

In the event of the death or disability of a named officer, in addition to the benefits listed under the headings “Payments Made Upon Termination” and “Payments Made Upon Retirement” above, the named officer will receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate, each as generally available to all salaried employees. In addition, all outstanding performance/restricted share awards vest on the death of a named officer.

Payments Made Upon a Change in Control

The Company is a party to a change in control agreement with each of the named officers that provides each named officer with payments in the event his employment is terminated by the Company for reasons other than cause or by the named officer for Good Reason (defined to include diminishment of pay, benefits, title or job responsibilities or transfer from the home office) within twenty four months after a change in control. See the information under the caption “Employment and Change in Control Agreements” for definitions. Each agreement provides for a lump sum payment equal to the sum of (a) three times the sum of his base salary and target bonus as then in effect, (b) for incentive plans denominated in stock, the cash value of any shares that would be earned at maximum performance levels for then uncompleted performance measurement periods, and (c) for incentive plans denominated in cash, a cash payment equal to the amount that would be earned at maximum performance levels for any uncompleted performance measurement periods. In addition, each named officer would be entitled to continuation of health insurance coverage for 36 months. The named officers other than Mr. Hassey are entitled to reimbursement for outplacement services of up to $15,000 each and additional contributions to non-qualified deferred compensation plans in amounts that would have been accrued or contributed to qualified plans over the 24 months following a change in control. In addition, each named officer can begin receiving non-qualified benefits at any time after the triggering event, which for two named officers represents an acceleration of retirement benefits. There is a tax gross up for the excise tax due under Section 4999 of the Code, if applicable.

As noted, the column “Involuntary or Good Reason Termination w/in 24 Months of a Change in Control” assumes that there was a change in control at the December 31, 2006 closing price of $90.68 per share and all of the named officers had a triggering event on December 31, 2006 and all cash amounts due, all deferred compensation enhancements and all potential benefit payments were to be paid in a single lump sum. The aggregate of the payment to the named executive officers would be 1.6% of the indicated transaction value of $9.1 billion, which represents the Company’s equity market capitalization value at December 31, 2006.

L. Patrick Hassey ($ in thousands):

					Involuntary
					or Good
					Reason
					Termination
					(w/in 24
			Involuntary		months of
Executive Benefit and	Voluntary		Not for Cause	For Cause	Change in
Payments Upon Separation	Termination	Retirement	Termination	Termination	Control)	Disability	Death
Severance:	$0	$0	$2,550	$0	$2,550	$0	$0
Compensation:
AIP	0	0	0	0	2,040	0	0
Long-Term Incentive Compensation:
Performance/Restricted Stock	0	3,899	3,899	0	3,899	3,899	3,899
TSRP	0	7,533	7,533	0	14,043	7,533	7,533
KEPP	0	13,333	13,333	0	16,399	13,333	13,333
Benefits & Perquisites:
Non-qualified Savings Plan	0	0	0	0	0	0	0
Non-qualified Retirement Plan	0	0	0	0	0	0	0
Health & Welfare Benefits	0	0	0	0	18	0	0
Life Insurance Proceeds	0	0	0	0	0	0	0
Excise Tax & Gross Up	0	0	0	0	12,463	0	0
Total	$0	$24,765	$27,315	$0	$51,412	$24,765	$24,765

For 12 months after termination, Mr. Hassey is obligated to refrain from competing with the Company and soliciting employees or customers of the Company, and for 24 months after termination, Mr. Hassey is obligated to refrain from disparaging the Company.

Richard J. Harshman ($ in thousands):

					Involuntary
					or Good
					Reason
					Termination
					(w/in 24
			Involuntary		months of
Executive Benefit and	Voluntary		Not for Cause	For Cause	Change in
Payments Upon Separation	Termination	Retirement	Termination	Termination	Control)	Disability	Death
Severance:	$0	$0	$0	$0	$2,400	$0	$0
Compensation:
AIP	0	0	0	0	0	0	0
Long-Term Incentive Compensation:
Performance/Restricted Stock	0	1,147	0	0	1,147	1,147	1,147
TSRP	0	2,430	0	0	4,130	2,430	2,430
KEPP	0	3,999	0	0	7,717	3,999	3,999
Benefits & Perquisites:
Non-qualified Savings Plan	0	0	0	0	126	0	0
Non-qualified Retirement Plan	0	0	0	0	733	0	0
Health & Welfare Benefits	0	0	0	0	18	0	0
Life Insurance Proceeds	0	0	0	0	0	0	0
Excise Tax & Gross Up	0	0	0	0	6,045	0	0
Outplacement	0	0	0	0	25	0	0
Supplemental Pension Plan	0	0	0	0	2,000	0	0
Total	$0	$7,576	$0	$0	$24,341	$7,576	$7,576

Douglas A. Kittenbrink ($ in thousands):

					Involuntary
					or Good
					Reason
					Termination
					(w/in 24
			Involuntary		months of
Executive Benefit and	Voluntary		Not for Cause	For Cause	Change in
Payments Upon Separation	Termination	Retirement	Termination	Termination	Control)	Disability	Death
Severance:	$0	$0	$0	$0	$2,400	$0	$0
Compensation:
AIP	0	0	0	0	0	0	0
Long-Term Incentive Compensation:
Performance/Restricted Stock	0	1,147	0	0	1,147	1,147	1,147
TSRP	0	2,430	0	0	4,130	2,430	2,430
KEPP	0	3,999	0	0	7,717	3,999	3,999
Benefits & Perquisites:
Non-qualified Savings Plan	0	0	0	0	120	0	0
Non-qualified Retirement Plan	0	0	0	0	643	0	0
Health & Welfare Benefits	0	0	0	0	18	0	0
Life Insurance Proceeds	0	0	0	0	0	0	0
Excise Tax & Gross Up	0	0	0	0	5,854	0	0
Outplacement	0	0	0	0	25	0	0
Supplemental Pension Plan	0	0	0	0	2,000	0	0
Total	$0	$7,576	$0	$0	$24,054	$7,576	$7,576

Jack W. Shilling ($ in thousands):

					Involuntary
					or Good
					Reason
					Termination
					(w/in 24
			Involuntary		months of
Executive Benefit and	Voluntary		Not for Cause	For Cause	Change in
Payments Upon Separation	Termination	Retirement	Termination	Termination	Control)	Disability	Death
Severance:	$0	$0	$0	$0	$2,400	$0	$0
Compensation:
AIP	0	0	0	0	0	0	0
Long-Term Incentive Compensation:
Performance/Restricted Stock	0	1,147	0	0	1,147	1,147	1,147
TSRP	0	2,430	0	0	4,130	2,430	2,430
KEPP	0	3,999	0	0	7,717	3,999	3,999
Benefits & Perquisites:
Non-qualified Savings Plan	0	0	0	0	126	0	0
Non-qualified Retirement Plan	0	0	0	0	0	0	0
Health & Welfare Benefits	0	0	0	0	18	0	0
Life Insurance Proceeds	0	0	0	0	0	0	0
Excise Tax & Gross Up	0	0	0	0	5,658	0	0
Outplacement	0	0	0	0	25	0	0
Supplemental Pension Plan	0	0	0	0	2,000	0	0
Total	$0	$7,576	$0	$0	$23,221	$7,576	$7,576

Jon D. Walton ($ in thousands):

					Involuntary
					or Good
					Reason
					Termination
					(w/in 24
			Involuntary		months of
Executive Benefit and	Voluntary		Not for Cause	For Cause	Change in
Payments Upon Separation	Termination	Retirement	Termination	Termination	Control)	Disability	Death
Severance:	$0	$0	$640	$0	$2,400	$0	$0
Compensation:
AIP	0	0	0	0	0	0	0
Long-Term Incentive Compensation:
Performance/Restricted Stock	0	1,147	1,147	0	1,147	1,147	1,147
TSRP	0	2,430	3,592	0	4,130	2,430	2,430
KEPP	0	3,999	5,777	0	7,717	3,999	3,999
Benefits & Perquisites:
Non-qualified Savings Plan	0	0	42	0	126	0	0
Non-qualified Retirement Plan	0	0	77	0	231	0	0
Health & Welfare Benefits	0	0	6	0	18	0	0
Life Insurance Proceeds	0	0	0	0	0	0	0
Excise Tax & Gross Up	0	0	0	0	5,766	0	0
Outplacement	0	0	25	0	25	0	0
Supplemental Pension Plan	0	0	0	0	2,000	0	0
Total	$0	$7,576	$11,306	$0	$23,560	$7,576	$7,576

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Personnel and Compensation Committee is an officer or employee of the Company, and no member of the Committee has a current or prior relationship, and no officer who is a statutory insider of the Company, has a relationship to any other company, required to be described under the Securities and Exchange Commission rules relating to disclosure of executive compensation.

CERTAIN TRANSACTIONS

Family Relationship.  Terry L. Dunlap, President of ATI Allegheny Ludlum, is a member of the immediate family of Robert P. Bozzone, a member of the Company’s Board of Directors. During 2006, Mr. Dunlap (a) received a salary of $315,000, an award of Company Common Stock under the TSRP for the 2004-2006 award period with a value of $2,934,361 (based on the average high and low trading prices of Company Common Stock on the NYSE for the day preceding the date the award was paid), vesting of restricted stock with value of $903,930 (based on the average high and low trading prices of Company Common Stock on the NYSE on the day preceding the date the award was paid), a cash bonus of $600,000 under the AIP, and a cash payment of $2,400,000 under the KEPP for the 2004-2006 performance measurement period, (b) realized $515,875 on the exercise of vested stock options, and (c) participated, on a proportionate basis, based on his base salary and salary grade, in the compensation programs described in this Proxy Statement.

Review Policy.  On February 22, 2007, the Board of Directors adopted a written Statement of Policy with respect to Related Party Transactions (the “Policy”). The Policy applies to transactions or arrangements between the Company and a related person (namely directors, executive officers, and their immediate family members, and 5% stockholders) with a direct or indirect material interest in the transaction, including transactions requiring disclosure under Item 404(a) of Regulation S-K. Under the Policy, no related party transaction can occur unless it is approved or ratified by the Audit Committee or approved by the disinterested members of the Board of Directors. The Audit Committee is primarily responsible for approving and ratifying related party transactions, and in doing so, will consider all matters it deems appropriate, including the dollar value of the proposed transaction, the relative benefits to be obtained and obligations to be incurred by the Company, and whether the terms of the transaction are comparable to those available to third parties. The Policy replaces the previous Board policy regarding business transactions with directors.

OTHER INFORMATION

Annual Report on Form 10-K

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, CAN BE OBTAINED WITHOUT CHARGE BY WRITTEN REQUEST TO THE CORPORATE SECRETARY, ALLEGHENY TECHNOLOGIES INCORPORATED, 1000 SIX PPG PLACE, PITTSBURGH, PENNSYLVANIA 15222-5479 OR (412) 394-2800.

Proxy Solicitation

The Company pays the cost of preparing, assembling and mailing this proxy-soliciting material. We will reimburse banks, brokers and other nominee holders for reasonable expenses they incur in sending these proxy materials to our beneficial stockholders whose stock is registered in the nominee’s name.

The Company has engaged Morrow & Company, Inc. to help solicit proxies from brokers, banks and other nominee holders of Common Stock at a cost of $8,500 plus expenses. Our employees may also solicit proxies for no additional compensation.

On behalf of the Board of Directors:

Jon D. Walton
Corporate Secretary

Dated: March 19, 2007

Appendix A

STANDARDS OF DIRECTOR INDEPENDENCE

The Board has established the following standards to assist it in determining whether or not directors qualify as “independent” pursuant to the guidelines and requirements set forth in the New York Stock Exchange’s Corporate Governance Rules. The Board will make its determination that a director is independent following a review of all relevant information and shall apply the following standards:

1.	Independence Generally

An “Independent Director” is one who:

(a) is not, and has not been within the past three years:

(i)	an employee of the Company;

(ii)	directly compensated by the Company in an amount in excess of $100,000 per year, other than director and committee fees and pension or other forms of deferred compensation for prior service that is not contingent on continued service;

(iii)	affiliated with or employed by a present or former internal or external auditor of the Company or any of its affiliates;

(iv)	employed as an executive officer of another company where any of the Company’s present executives serves on the compensation committee of the other company;

(v)	an executive officer or employee of another company that makes payments to, or receives payments from, the Company for property or services in an amount that exceeds, in any single fiscal year, the greater of $1 million or 2% of the other company’s consolidated gross revenues;

(b)	does not have, and has not had within the past three years, an immediate family member who has been an executive officer of the Company or has received the direct compensation described in clause (a)(ii) above (other than as an employee who is not an executive officer of the Company) or has had a relationship described in clause (a)(iii) above (other than as an employee who is not employed in a professional capacity by the auditor) or (a)(iv) above or has been an executive officer of another company described in clause (a)(v) above; and

(c)	has been determined by the Company’s Board not to have any material relationship with or to the Company (either directly or as a partner, stockholder or officer of an organization that has a material relationship with or to the Company). Ownership of a significant amount of the Company’s stock does not, by itself, preclude a determination of independence.

2.	Additional Independence Criteria for Audit Committee Members

In addition to being an Independent Director, as defined above, each member of ATI’s Audit Committee must not, except in his or her capacity as a member of the Audit Committee, the Board or any other Board committee of the Company: (a) accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any subsidiary thereof; or (b) be an affiliated person of the Company or any subsidiary thereof. For this purpose, the term “affiliated person” means one who, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or any subsidiary thereof. A person will not be deemed to be in control of the Company or any subsidiary, however, unless the person is: (A) the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of the Company or (B) an executive officer or director of the Company.

As an amplification of the foregoing:

(i)	Director’s fees (including fees for service on committees) must be the sole compensation that an Audit Committee member receives from the Company.

(ii)	Permissible director fees may include equity-based awards and may also include fees that are structured to provide additional compensation for additional duties (such as extra fees for serving on and/or chairing Board committees).

(iii)	A former Company employee who later qualifies as an Independent Director will not be barred from chairing or serving as a voting member of the Audit Committee merely because he or she receives a pension or other form of deferred compensation from the Company for his or her prior service (provided such compensation is not contingent in any way on continued service as a director).

(iv)	Neither an Audit Committee member nor his or her firm may receive any fees from the Company, directly or indirectly, for services as a consultant or a legal or financial adviser. This applies without regard to whether the Audit Committee member is directly involved in rendering any such services to the Company.

3.	Materiality Determination Based on Facts and Circumstances

In assessing the materiality of any existing or proposed director’s relationship with the Company for the purpose of evaluating the director’s independence (other than a relationship described in clause (a) of the definition of an Independent Director, which will always be deemed material), the Board will consider all relevant facts and circumstances. Material relationships can include, but are not limited to, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. The Board should evaluate materiality not only from the perspective of the director, but also from that of persons and organizations with which the director has a relationship. To assist in determining the materiality of specific relationships, the Board has adopted the following non-exclusive standards (the “Materiality Standards”):

The interest of a person or a person’s Immediate Family Member in a transaction or series of similar transactions with the Company or its subsidiaries within the past five years will not be deemed to create a material relationship with the Company for the purposes of determining that person’s independence if:

(i)	the amount of the transaction or series of transactions does not exceed $120,000, or

(ii)	the amount of the transaction or series of transactions exceeds $120,000, but (A) the transaction accounts for less than the greater of 2 percent or $1 million of the Company’s consolidated gross revenues for the last full fiscal year, (B) the transaction is a commercial transaction carried out at arm’s length in the ordinary course of business, and (C) the interest of the person or the person’s Immediate Family Member arises solely from (1) his or her position as an executive officer or employee of another party to the transaction and the transaction accounts for less than the greater of 2 percent or $1 million of the consolidated gross revenues of that other party for its last fiscal year or (2) his or her ownership of less than ten percent of the equity ownership of another party to the transaction, or

(iii)	the rate or rates involved in the transaction are determined by competitive bids, or the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority, or

(iv)	the transaction involves services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

•	A person’s affiliation with a firm, corporation or other entity that engages, or during the fiscal year immediately prior to the date of the determination has engaged, or proposes to engage in a transaction with the Company or its subsidiaries, as a customer or supplier or otherwise, whose business accounts for less than the greater of 2 percent or $1 million of the Company’s consolidated gross revenues for its last full fiscal year and less than the greater of 2 percent or $1 million of the consolidated gross revenues of the other firm, corporation or other entity for its last fiscal year, will not be deemed to create a material relationship with the Company for purposes of determining that person’s independence.

•	A person’s affiliation with a firm, corporation or other entity to which the Company or its subsidiaries is indebted at the date of the determination in an aggregate amount that is less than 5 percent of ATI’s consolidated gross assets for its last full fiscal year, will not be deemed to create a material relationship with the Company for purposes of determining that person’s independence.

For purposes of the Materiality Standards only, the term “Company” refers to the Company and its subsidiaries, unless the context requires otherwise, and a person is affiliated with a firm, corporation or other entity if he or she is an executive officer of, or owns, or during the last full fiscal year has owned, either of record or beneficially in excess of a ten percent equity interest in that firm, corporation or other entity.

The basis for the Board’s determination that a relationship is not material will be disclosed in ATI’s proxy statement. If the relationship does not satisfy the Materiality Standards, the basis for the Board’s determination will be specifically explained.

4.	Certain Definitions

(a)	Immediate Family Members. “Immediate Family Members” include a person’s spouse, parents, children, stepparents, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers-and sisters-in-law, and anyone (other than tenants and employees) who shares such person’s home.

(b)	Affiliate. Except as otherwise specified in paragraph 2. above for purposes of certain Audit Committee requirements or as otherwise defined for purposes of the Materiality Standards, “affiliate” of the Company means a subsidiary, sibling company, predecessor or parent company, except that another entity shall no longer be deemed an affiliate of the Company after five years following termination of its relationship with the Company. Thus, a director who is or has been within the past two years an executive officer of another entity that stopped being an affiliate of the Company more than five years ago will qualify as an Independent Director absent any other disqualifying relationship.

Appendix B

ALLEGHENY TECHNOLOGIES INCORPORATED

2007 INCENTIVE PLAN

FOR SELECTED OFFICERS, KEY EMPLOYEES AND
NON-EMPLOYEE DIRECTORS

Article I.
Purpose and Adoption of the Plan

1.1.  Purpose. The purpose of the Allegheny Technologies Incorporated 2007 Incentive Plan (hereinafter referred to as the “Plan”) is to assist Allegheny Technologies Incorporated and its subsidiaries (the “Company”) in attracting and retaining highly competent employees and directors, to act as an incentive in motivating selected officers and other key employees and non-employee directors of the Company to achieve long-term corporate objectives and to enable cash incentive awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Code.

1.2.  Adoption and Term. The Plan has been approved by the Board of Directors of Allegheny Technologies Incorporated (the “Board”) on February 22, 2007 and shall become effective on May 2, 2007 if approved by the stockholders of the Company at its 2007 Annual Meeting of Stockholders. The Plan shall remain in effect until the tenth anniversary of the date the stockholders of the Company approve the Plan, unless terminated by action of the Board prior to that date, and, if the material terms of the Performance Goals are changed from those set forth in this Plan when initially approved by the stockholders, the provisions of Articles VII, VIII, IX and X with respect to performance-based awards to “covered employees” under Section 162(m) of the Code shall expire as of the fifth anniversary of the date the stockholders of the Company approved the Plan, unless the changed Performance Goals are approved by the stockholders of the Company.

1.3.  The Prior Plans. The Company previously adopted the Allegheny Teledyne Incorporated 1996 Incentive Plan, the Allegheny Technologies Incorporated 2000 Incentive Plan and the Allegheny Technologies Incorporated 1996 Non-Employee Director Stock Compensation Plan (collectively, the “Prior Plans”). Awards granted under the Prior Plans prior to the date the stockholders of the Company approve this Plan shall not be affected by the adoption of this Plan, and the Prior Plans shall remain in effect following the date the stockholders of the Company approve this Plan to the extent necessary to administer such awards, but no new Awards shall be granted under the Prior Plans after the date the stockholders of the Company approve this Plan.

Article II.
Definitions

For the purpose of this Plan, capitalized terms shall have the following meanings:

2.1.  Award means any one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares described in Article VII, Performance Awards described in Article VIII, Awards of cash or any other Award made under the terms of the Plan.

2.2.  Award Agreement means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

2.3.  Award Period means, with respect to an Award, the period of time set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

2.4.  Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant’s death.

2.5.  Board means the Board of Directors of the Company.

2.6.  Change in Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

(a)	The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities in excess of 25% of the Company Voting Securities unless such acquisition has been approved by the Board;

(b)	Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on the Effective Date and (ii) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the Effective Date; provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i);

(c)	Approval by the stockholders of the Company of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than seventy five percent (75%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be; or

(d)	Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) a sale or other disposition of all or substantially all the assets of the Company.

2.7.  Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.8.  Committee means the Committee defined in Section 3.1.

2.9.  Company or Corporation means Allegheny Technologies Incorporated, a Delaware corporation, and its successors.

2.10.  Common Stock means Common Stock of the Company, par value $.10 per share.

2.11.  Company Voting Securities means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.

2.12.  Date of Grant means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

2.13.  Effective Date shall have the meaning given to such term in Section 1.2.

2.14.  Exchange Act means the Securities Exchange Act of 1934, as amended.

2.15.  Exercise Price means, with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.2(b).

2.16.  Fair Market Value means, on any date, the average of the high and low quoted sales prices of a share of Common Stock, as reported on the Composite Tape for New York Stock Exchange Listed Companies, on such date or, if there were no sales on such date, on the last date preceding such date on which a sale was reported.

2.17.  Incentive Stock Option means a stock option within the meaning of Section 422 of the Code. Incentive Stock Options cannot be granted to directors notwithstanding any provisions of the Plan to the contrary.

2.18.  Merger means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.

2.19.  Non-Qualified Stock Option means a stock option which is not an Incentive Stock Option.

2.20.  Options means all Non-Qualified Stock Options and/or Incentive Stock Options granted at any time under the Plan.

2.21.  Outstanding Common Stock means, at any time, the issued and outstanding shares of Common Stock.

2.22.  Participant means a person designated to receive an Award under the Plan in accordance with Section 5.1.

2.23.  Performance Awards means Awards granted in accordance with Article VIII.

2.24.  Performance Goals means operating income, operating profit, income before taxes, earnings per share, return on investment or working capital, return on stockholders’ equity, economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital), balanced scorecard, cash flow, reductions in inventory, inventory turns and on-time delivery performance, any one of which may be measured with respect to the Company or any one or more of its Subsidiaries or business units and either in absolute terms or as compared to another company or companies, and safety measures and other quantifiable, objective measures of individual performance relevant to the particular individual’s job responsibilities.

2.25.  Plan means the Allegheny Technologies Incorporated 2007 Incentive Plan as described herein, as the same may be amended from time to time.

2.26.  Prior Plans shall have the meaning given to such term in Section 1.3.

2.27.  Purchase Price, with respect to Options, shall have the meaning set forth in Section 6.1(b).

2.28.  [Intentionally left blank.]

2.29.  Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

2.30.  Retirement means early or normal retirement under a pension plan or arrangement of the Company or one of its Subsidiaries in which the Participant participates.

2.31.  Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.

2.32.  Stock Appreciation Rights means Awards granted in accordance with Article VI.

2.33.  Subsidiary means a subsidiary of the Company within the meaning of Section 424(f) of the Code.

2.34.  Termination of Employment means the voluntary or involuntary termination of a Participant’s employment with the Company or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant’s employer or any similar transaction in which the Participant’s employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Employment, or whether a Termination of Employment shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.

Article III.
Administration

3.1.  Committee. The Plan shall be administered by a committee or committees of the Board (“Committee”) comprised solely of independent members of the Board of Directors. The Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate and to cancel Awards (including those made pursuant to other plans of the Company), and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee shall not, however, have or exercise any discretion that would disqualify amounts payable under Article X as performance-based compensation for purposes of Section 162(m) of the Code. The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. In addition, the independent members of the full Board may exercise any of the powers and authority of the Committee under the Plan. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board. The selection of members of the Committee or any subcommittee thereof, and any delegation by the Committee to designated officers or employees, under this Section 3.1 shall comply with Section 16(b) of the Exchange Act, the performance-based provisions of Section 162(m) of the Code, and the regulations promulgated under each of such statutory provisions, or the respective successors to such statutory provisions or regulations, as in effect from time to time, except to the extent that the Board determines that such compliance is not necessary or desirable.

Article IV.
Shares

4.1.  Number of Shares Issuable. The total number of shares authorized to be issued under the Plan shall equal 2.5 million shares of the Common Stock as of the Effective Date. The number of shares available for issuance under the Plan shall be subject to adjustment in accordance with Section 10.7. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock which shall have been reacquired by the Company.

4.2.  Shares Subject to Terminated Awards. Common Stock covered by any unexercised portions of terminated Options (including canceled Options) granted under Article VI, Common Stock forfeited as provided in Section 7.2(a) and Common Stock subject to any Awards which are otherwise surrendered by the Participant may again be subject to new Awards under the Plan. Common Stock subject to

Options, or portions thereof, which have been surrendered in connection with the exercise of Stock Appreciation Rights shall not be available for subsequent Awards under the Plan, but Common Stock issued in payment of such Stock Appreciation Rights shall not be charged against the number of shares of Common Stock available for the grant of Awards hereunder. Common Stock covered by awards granted under the Prior Plans that after the Effective Date are terminated unexercised, forfeited or otherwise surrendered shall be available for subsequent Awards under this Plan. Notwithstanding anything to the contrary contained herein: (i) shares of Common Stock tendered in payment of an Option shall not be added to the aggregate plan limit described above; (ii) shares of Common Stock withheld by the Company to satisfy any tax withholding obligation shall not be added to the aggregate plan limit described above; (iii) shares of Common Stock that are repurchased by the Company with Option proceeds shall not be added to the aggregate plan limit described above; and (iv) all shares of Common Stock covered by a Stock Appreciation Right, to the extent that it is exercised and settled in shares of Common Stock, and whether or not shares of Common Stock are actually issued to the Participant upon exercise of the Stock Appreciation Right, shall be considered issued or transferred pursuant to the Plan.

Article V.
Participation

5.1.  Eligible Participants. Participants in the Plan shall be such officers and other key employees of the Company and/or any one or more of its Subsidiaries as the Committee, in its sole discretion, may designate from time to time, and directors who are non-employee members of the Company’s Board of Directors. The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Notwithstanding any provision herein to the contrary, the Committee may grant Awards under the Plan, other than Incentive Stock Options, to non-employees who, in the judgment of the Committee, render significant services to the Company or any of its Subsidiaries, on such terms and conditions as the Committee deems appropriate and consistent with the intent of the Plan. Subject to adjustment in accordance with Section 10.7, in any calendar year, no Participant shall be granted Awards in respect of more than 1 million shares of Common Stock (whether through grants of Options or Stock Appreciation Rights or other grants of Common Stock or rights with respect thereto) and $15 million in cash; provided, however, that any Award payable over a period of more than one year shall be pro-rated over the applicable period in determining the amount of the Award granted in any calendar year.

Article VI.
Stock Options and Stock Appreciation Rights

6.1.  Option Awards.

(a)	Grant of Options. The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Award Agreement.

(b)	Purchase Price of Options. The Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee; provided, however, that the Purchase Price of the Common Stock purchased pursuant to Options shall be equal to or greater than the Fair Market Value on the Date of Grant. The Committee shall not have the authority to decrease such price after the date of the Stock Option’s grant, except for adjustments appropriate to reflect a change in stock or a change in capitalization pursuant to Section 10.7.

(c)	Designation of Options. Except as otherwise expressly provided in the Plan, the Committee may designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option.

(d)	Incentive Stock Option Share Limitation. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) which would result in shares with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year.

(e)	Rights as a Stockholder. A Participant or a transferee of an Option pursuant to Section 10.4 shall have no rights as a stockholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 10.7.

6.2.  Stock Appreciation Rights.

(a)	Stock Appreciation Right Awards. The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided, however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.2(c).

(b)	Exercise Price. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee, but shall not be less than the Purchase Price of the related Option which shall be equal to or greater than the Fair Market Value of the underlying shares of Common Stock on the Date of Grant. Upon exercise of Stock Appreciation Rights granted in tandem with Options, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.

(c)	Payment of Incremental Value. Any payment which may become due from the Company by reason of a Participant’s exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

6.3.  Terms of Stock Options and Stock Appreciation Rights.

(a)	Conditions on Exercise. An Award Agreement with respect to Options and/or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant (provided that the vesting schedule for Options and Stock Appreciation Rights shall provide that the awards shall vest over a period of no less than three (3) years and except that rules regarding the exercise and or termination of Awards upon a Participant’s Disability, death, Termination of Employment or ceasing to be a Director will be provided in Participant’s Award Agreement with the Company) and the Committee may grant Options or Stock Appreciation Rights with a forfeiture period of less than three years as it deems necessary for recruitment purposes.

(b)	Duration of Options and Stock Appreciation Rights. Options and Stock Appreciation Rights shall terminate after the first to occur of the following events:

(i)	Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or

(ii)	Termination of the Award following the Participant’s disability, Retirement, death or other Termination of Employment as provided in the Award Agreement; or

(iii)	Ten years from the Date of Grant; or

(iv)	Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.

(c)	Acceleration or Extension of Exercise Time. The Committee may (but shall not be obligated to) permit the exercise of an Option or Stock Appreciation Right (i) prior to the time such Option or Stock Appreciation Right would become exercisable under the terms of the Award Agreement, (ii) after the termination of the Option or Stock Appreciation Right under the terms of the Award Agreement, or (iii) after the expiration of the Option or Stock Appreciation Right.

6.4.  Exercise Procedures. Each Option and Stock Appreciation Right granted under the Plan shall be exercised by written or electronic notice to the Company or by such other exercise procedures as may be provided in the Award Agreement which notice or other form of exercise must be received by the officer or employee of the Company designated in the Award Agreement on or before the close of business on the expiration date of the Award. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made by delivery to the Company of either (a) Common Stock (which may, in the sole discretion of the Committee, include Restricted Shares or shares otherwise issuable in connection with the exercise of the Option, subject to such rules as the Committee deems appropriate) or (b) any combination of cash and Common Stock, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program that complies with applicable law under which, if so instructed by the Participant, Common Stock may be issued directly to the Participant’s broker or dealer upon receipt of an irrevocable written or electronic notice of exercise from the Participant). In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

6.5.  Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Options outstanding on the date of such Change in Control, and all Stock Appreciation Rights shall become immediately and fully exercisable. The provisions of this Section 6.5 shall not be applicable to any Options or Stock Appreciation Rights granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company Voting Securities.

Article VII.
Restricted Shares

7.1.  Restricted Share Awards. The Committee may grant to any Participant an Award of Common Stock in such number of shares, and on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of purchased or designated shares of Common Stock or other criteria, as the Committee shall establish. With respect to performance-based Awards of Restricted Shares to “covered employees” (as defined in Section 162(m) of the Code), performance targets will be limited to specified levels of one or more of the Performance Goals. The terms of any Restricted Share Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

(a)	Issuance of Restricted Shares. As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares the share certificates, if any, representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant; provided, however, that if the Restricted Shares are uncertificated, other arrangements may be made, in the discretion of the Committee, to ensure the enforcement of the restrictions on such Restricted Shares. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.1(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.1(d), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.

(b)	Stockholder Rights. Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.1(a), the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.1(a).

(c)	Restriction on Transferability. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code), pledged or sold prior to lapse of the restrictions applicable thereto.

(d)	Delivery of Shares Upon Vesting. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.3, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 10.5, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

7.2.  Terms of Restricted Shares.

(a)	Forfeiture Periods. A grant of Restricted Shares pursuant to this Article VII shall be subject to a minimum forfeiture period of at least three (3) years, or such longer period as the Committee, in its sole discretion, may determine. Notwithstanding the foregoing, the Committee may grant shares of Restricted Shares with a forfeiture period of at least two (2) years, or such longer period as the Committee, in its sole discretion, may determine, so long as vesting is based on performance criteria and the Committee may grant shares of Restricted Shares with a forfeiture period of less than three years as it deems necessary for recruitment purposes.

(b)	Forfeiture of Restricted Shares. Subject to Sections 7.2(c) and 7.3, all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary as an employee or non-employee director until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. Subject to Section 7.2(a), the Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

(c)	Waiver of Forfeiture Period. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

7.3.  Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all restrictions applicable to the Restricted Share Award shall terminate fully and the Participant shall immediately have the right to the delivery of share certificate or certificates for such shares in accordance with Section 7.1(d).

Article VIII.
Performance Awards

8.1.  Performance Awards.

(a)	Award Periods and Calculations of Potential Incentive Amounts. The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. Performance Awards may be made in conjunction with, or in addition to, Restricted Share Awards made under Article VII. The Award Period shall be two or more fiscal or calendar years as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible employees, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

(b)	Performance Targets. The performance targets may include such goals related to the performance of the Company or, where relevant, any one or more of its Subsidiaries or divisions and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards to “covered employees” (as defined in Section 162(m) of the Code), the targets will be limited to specified levels of one or more of the Performance Goals. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. Except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Code, in the case of Performance Awards granted to employees to whom such section is applicable, the Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the Award when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement.

(c)	Earning Performance Awards. The Committee, at or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of performance targets.

(d)	Payment of Earned Performance Awards. Subject to the requirements of Section 10.5, payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may define such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

8.2.  Terms of Performance Awards.

(a)	Termination of Employment. Unless otherwise provided below or in Section 8.3, in the case of a Participant’s Termination of Employment prior to the end of an Award Period, the Participant will not have earned any Performance Awards.

(b)	Retirement. If a Participant’s Termination of Employment is because of Retirement prior to the end of an Award Period, the Participant will not be paid any Performance Awards, unless the Committee, in its sole and exclusive discretion, determines that an Award should be paid. In such a case, the Participant shall be entitled to receive a pro-rata portion of his or her Award as determined under Subsection (d).

(c)	Death or Disability. If a Participant’s Termination of Employment is due to death or disability (as determined in the sole and exclusive discretion of the Committee) prior to the end of an Award Period, the Participant or the Participant’s personal representative shall be entitled to receive a pro-rata share of his or her Award as determined under Subsection (d).

(d)	Pro-Rata Payment. The amount of any payment made to a Participant whose employment is terminated by Retirement, death or disability (under circumstances described in Subsections (b) and (c)) will be the amount determined by multiplying the amount of the Performance Award which would have been earned, determined at the end of the Award Period, had such employment not been terminated, by a fraction, the numerator of which is the number of whole months such Participant was employed during the Award Period, and the denominator of which is the total number of months of the Award Period. Any such payment made to a Participant whose employment is terminated prior to the end of an Award Period under this Section 8.2 shall be made at the end of the respective Award Period, unless otherwise determined by the Committee in its sole discretion. Any partial payment previously made or credited to a deferred account for the benefit of a Participant as provided under Section 8.1(d) of the Plan shall be subtracted from the amount otherwise determined as payable as provided in this Section.

(e)	Other Events. Notwithstanding anything to the contrary in this Article VIII, the Committee may, in its sole and exclusive discretion, determine to pay all or any portion of a Performance Award to a Participant who has terminated employment prior to the end of an Award Period under certain circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the Date of Grant) and subject to such terms and conditions as the Committee shall deem appropriate.

8.3.  Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Performance Awards for all Award Periods shall immediately become fully payable to all Participants and shall be paid to Participants in accordance with Section 8.2(d) within 30 days after such Change in Control.

8.4.  Grant of Other Stock-Based Awards. Other stock-based awards, consisting of stock purchase rights, Awards of cash, Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Company and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

8.5.  Terms of Other Stock-Based Awards. In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article VIII shall be subject to the following:

(a)	Any Common Stock subject to Awards made under this Article VIII may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

(b)	If specified by the Committee in the Award Agreement, the recipient of an Award under this Article VIII shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and

(c)	The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Employment prior to the exercise, realization or payment of such Award, whether such termination occurs because of Retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

8.6.  Foreign Qualified Awards. Awards under the Plan may be granted to such employees of the Company and its Subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.

Article IX.
Short-Term Cash Incentive Awards

9.1.  Eligibility. Executive officers of the Company who are from time to time determined by the Committee to be “covered employees” for purposes of Section 162(m) of the Code will be eligible to receive short-term cash incentive awards under this Article IX.

9.2.  Awards.

(a)	Performance Targets. For each fiscal year of the Company, the Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals. Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.

(b)	Amounts of Awards. In conjunction with the establishment of performance targets for a fiscal year, the Committee shall adopt an objective formula (on the basis of percentages of Participants’

salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained. Such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.

(c)	Payment of Awards. Awards will be payable to Participants in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year.

(d)	Negative Discretion. Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the award that would be otherwise paid.

(e)	Guidelines. The Committee may adopt from time to time written policies for its implementation of this Article IX. Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

(f)	Non-Exclusive Arrangement. The adoption and operation of this Article IX shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Company.

Article X.
Terms Applicable Generally to Awards
Granted Under the Plan

10.1.  Plan Provisions Control Award Terms. The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 10.3 and Section 10.7, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

10.2.  Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

10.3.  Modification of Award After Grant. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

10.4.  Limitation on Transfer. Except as provided in Section 7.1(c) in the case of Restricted Shares, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan. The Participant’s Beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

10.5.  Taxes. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant’s Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:

(a)	The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded up to the next whole share, whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.

(b)	The Committee shall have the discretion as to any Award, to cause the Company to pay to tax authorities for the benefit of any Participant, or to reimburse such Participant for the individual taxes which are due on the grant, exercise or vesting of any share Award, or the lapse of any restriction on any share Award (whether by reason of a Participant’s filing of an election under Section 83(b) of the Code or otherwise), including, but not limited to, Federal income tax, state income tax, local income tax and excise tax under Section 4999 of the Code, as well as for any such taxes as may be imposed upon such tax payment or reimbursement.

(c)	In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.

10.6.	Surrender of Awards. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the holder approve.

10.7.	Adjustments to Reflect Capital Changes.

(a)	Recapitalization. The number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for Awards subsequently granted under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(b)	Merger. After any Merger in which the Company is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of all Options or receipt of other Award to receive (subject to any required action by stockholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Participant had been the holder of record of a number of shares equal to the number of shares receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above. In the event of a Merger in which the Company is not the surviving corporation, the surviving, continuing, successor, or purchasing corporation, as the case may be (the “Acquiring Corporation”), shall either assume the Company’s rights and obligations under outstanding Award Agreements or substitute awards in respect of the Acquiring Corporation’s stock for such outstanding Awards. In the event the Acquiring Corporation fails to assume or substitute for such outstanding Awards, the Board shall provide that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested as of a date prior to such Merger, as the Board so determines. The exercise and/or vesting of any Award that was permissible solely by reason of this Section 10.7(b) shall be conditioned upon the consummation of the Merger. Any Options which are neither assumed by the Acquiring Corporation nor exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.

(c)	Options to Purchase Shares or Stock of Acquired Companies. After any Merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the Merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

10.8.  No Right to Employment. No employee or other person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its Subsidiaries.

10.9.  Awards Not Includable for Benefit Purposes. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

10.10.  Governing Law. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware and construed in accordance therewith. Any action, claim, unit or demand brought by or on behalf of a Participant in connection with any Award under this Plan shall be brought in a court of competent jurisdiction over actions arising in Allegheny County, Pennsylvania, the sites of the Company’s headquarters and the general operation of its business.

10.11.  No Strict Construction. No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

10.12.  Compliance with Rule 16b-3. It is intended that unless the Committee determines otherwise, Awards under the Plan be eligible for exemption under Rule 16b-3. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

10.13.  Captions. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

10.14.  Severability. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

10.15.  Amendment and Termination.

(a)	Amendment. The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the requisite affirmative approval of stockholders of the Company, make any amendment which materially modifies the Plan by increasing the benefits accrued to Participants under the Plan; increasing the number of securities which may be issued under the Plan; modifying the requirements for participation in the Plan; or including a provision allowing the Board to lapse or waive restrictions at its discretion; or which requires stockholder approval under the Code, unless such compliance is no longer desired under the Code, or under any other applicable law or rule of any stock exchange which lists Common Stock or Company Voting Securities. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.

(b)	Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.
* * * * * *

This proxy, when properly executed, will be voted in the manner directed herein. If you sign and return this card but do not specify a vote, the proxies will vote FOR Items A, B and C and AGAINST Item D and in their discretion on other matters.

The Board of Directors recommends a vote FOR Items A , B and C:
A. Election of the three nominees as directors:

FOR
the nominees(except	WITHHELD
as indicated)	from all nominees
☐	☐
01 H. Kent Bowen, 02 L. Patrick Hassey, 03 John D. Turner
To withhold authority to vote for any nominee(s), write the name(s) of the nominee(s) in the space that follows:

	FOR	AGAINST	ABSTAIN
B. Approval of 2007 Incentive Plan.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
C. Ratification of appointment of independent auditors.	☐	☐	☐
The Board of Directors recommends a vote AGAINST Item D:	FOR	AGAINST	ABSTAIN
D. Stockholder proposal regarding sustainability reporting.	☐	☐	☐
Please check here to request an admission ticket to the Meeting.			☐

Signature	Signature	Date

Please sign EXACTLY as your name appears above.

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time
April 27, 2007.
Your Internet or telephone vote authorizes the Mellon Bank, N.A. to vote your shares in the same manner as if you marked, signed and returned your voting instruction card.

INTERNET
http://www.proxyvoting.com/ati-emp
Use the internet to vote your voting instruction card. Have your voting instruction card in hand when you access the web site.
OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your voting instruction card. Have your voting instruction card in hand when you call.

If you vote your voting instruction card by
Internet or by telephone, you do NOT need to mail back your voting instruction card.
To vote by mail, mark, sign and date your voting instruction card and return it in the enclosed postage-paid envelope.
You can view the Annual Report and Proxy Statement
on the Internet at http://www.alleghenytechnologies.com

ALLEGHENY TECHNOLOGIES INCORPORATED
VOTING INSTRUCTION CARD FOR 2007 ANNUAL MEETING
     • Allegheny Ludlum Corporation Personal Retirement and 401(k) Savings Account Plan
     • Allegheny Technologies Retirement Savings Plan
     • Savings and Security Plan of the Lockport and Waterbury Facilities
     • The 401(k) Savings Account Plan For Employees of the Washington Plate Plant
     • The 401(k) Plan
     • 401(k) Savings Account Plan for Employees of the Exton Facility
     • TDY Industries, Inc. Profit Sharing Plan for Certain Employees of Metalworking Products
The undersigned hereby directs Mellon Bank, N.A., the Trustee of the above Plans, to vote the full number of shares of Common Stock allocated to the account of the undersigned under the Plans, at the Annual Meeting of Stockholders of Allegheny Technologies Incorporated on May 2, 2007, and any adjournments thereof, upon the matters set forth on the reverse of this card, and, in its discretion, upon such other matters as may properly come before such meeting.
PLAN PARTICIPANTS MAY GIVE DIRECTIONS BY TOLL-FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OR PARTICIPANTS MAY GIVE DIRECTIONS BY COMPLETING, DATING AND SIGNING THIS CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
If you wish to use this card to vote your shares, please vote, date and sign on the reverse side.

▲ FOLD AND DETACH HERE ▲
     • Allegheny Ludlum Corporation Personal Retirement and 401(k) Savings Account Plan
     • Allegheny Technologies Retirement Savings Plan
     • Savings and Security Plan of the Lockport and Waterbury Facilities
     • The 401(k) Savings Account Plan For Employees of the Washington Plate Plant
     • The 401(k) Plan
     • 401(k) Savings Account Plan for Employees of the Exton Facility
     • TDY Industries, Inc. Profit Sharing Plan for Certain Employees of Metalworking Products
As a Plan participant, you have the right to direct Mellon Bank, N.A., the Trustee of the above Plans, how to vote the shares of Allegheny Technologies Common Stock that are allocated to your Plan account and shown on the attached voting instruction card. The Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.
You may vote by telephone, Internet or by completing, signing and returning the voting instruction card (above). A postage-paid return envelope is enclosed.
The Trustee must receive your voting instructions by April 27, 2007. If the Trustee does not receive your instructions by April 27, 2007, the Trustee shall vote your shares as the Plan Administrator directs.
You will receive a separate set of proxy solicitation materials for any shares of Common Stock you own other than your Plan shares. Your non-Plan shares must be voted separately from your Plan shares.

EASY WAY TO SAVE THE COMPANY MONEY:
Please consider voting by telephone (1-866-540-5760); or
Internet (http://www.proxyvoting.com/ati-emp).

This proxy, when properly executed, will be voted in the manner directed herein. If you sign and return this card but do not specify a vote, the proxies will vote FOR Items A, B and C and AGAINST Item D and in their discretion on other matters.
Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends a vote FOR Items A , B and C:
A. Election of the three nominees as directors:

FOR
the nominees(except	WITHHELD
as indicated)	from all nominees
☐	☐
01 H. Kent Bowen, 02 L. Patrick Hassey, 03 John D. Turner
To withhold authority to vote for any nominee(s), write the name(s) of the nominee(s) in the space that follows:

	FOR	AGAINST	ABSTAIN
B. Approval of 2007 Incentive Plan.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
C. Ratification of appointment of independent auditors.	☐	☐	☐
The Board of Directors recommends a vote AGAINST Item D:	FOR	AGAINST	ABSTAIN
D. Stockholder proposal regarding sustainability reporting.	☐	☐	☐
Please check here to request an admission ticket to the Meeting.			☐

Signature	Signature	Date

Please sign EXACTLY as your name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time
May 1, 2007.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET
http://www.proxyvoting.com/ati
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.
You can view the Annual Report and Proxy Statement
on the Internet at http://www.alleghenytechnologies.com

ALLEGHENY TECHNOLOGIES INCORPORATED
PROXY FOR 2007 ANNUAL MEETING
Solicited on Behalf of the Board of Directors of Allegheny Technologies Incorporated
The undersigned hereby appoints Richard J. Harshman, Mary W. Snyder and Jon D. Walton or any of them, each with power of substitution and revocation, proxies or proxy to vote all shares of Common Stock which the registered stockholder named herein is entitled to vote with all powers which the stockholder would possess if personally present, at the Annual Meeting of Stockholders of Allegheny Technologies Incorporated on May 2, 2007, and any adjournments thereof, upon the matters set forth on the reverse side of this card, and, in their discretion, upon such other matters as may properly come before such meeting.
STOCKHOLDERS MAY VOTE BY TOLL-FREE TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OR STOCKHOLDERS MAY VOTE BY COMPLETING, DATING AND SIGNING THIS PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
If you wish to use this card to vote your shares, please vote, date and sign on the reverse side.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲
Dear Stockholder,
Enclosed are materials relating to the Allegheny Technologies 2007 Annual Meeting of Stockholders. The Notice of the Meeting and Proxy Statement describe the formal business to be transacted at the meeting.
Your vote is important. Please vote your proxy promptly whether or not you expect to attend the meeting. You may vote by toll- free telephone, by Internet or by signing and returning the proxy card (above) in the enclosed postage-paid envelope.
Jon D. Walton
Corporate Secretary

EASY WAYS TO SAVE THE COMPANY MONEY
1.	Please consider voting by Telephone (1-866-540-5760); or Internet (http://www.proxyvoting.com/ati).

2.
Please consider consenting to view the Company’s future Annual Reports and Proxy Statements electronically, via the Internet. In order to consent go to the website of Allegheny Technologies’ Transfer Agent, http://www.melloninvestor.com/isd, and follow the prompts.